UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Xinhua China Ltd.
(Exact name of registrant as specified in its charter)

Nevada	5190	88-0437644
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

A-11 Chaowai Men Property Trade Center Office Building, No.26 Chaoyangmen Wai St., Chaoyang District, 100020, Beijing, P.R. China Tel: 010-85656588
(Address and telephone number of registrant’s principal executive offices)

Xianping Wang, President A-11 Chaowai Men Property Trade Center Office Building, No.26 Chaoyangmen Wai St., Chaoyang District, 100020, Beijing, P.R. China Tel: 010-85656588
(Name, address and telephone number of agent for service)

Copy of communications to:
Thomas E. Stepp, Jr.
Stepp Law Group, a professional corporation
32 Executive Park, Suite 105, Irvine, California 92614
Tel: (949) 660-9700 Fax: (949) 660-9010

Approximate date of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price (US$)	Amount of registration fee(5)
Common stock to be offered for resale by selling stockholders upon conversion of secured convertible debentures	20,000,000(2)	$1.62	$32,400,000	$3,466.80
Common stock to be offered for resale by selling stockholders, such shares to be issued only in the event of a default under the secured convertible debentures	20,000,000(3)	$1.62	$32,400,000	$3,466.80
Common stock to be offered for resale by a selling stockholder upon exercise of common stock purchase warrants	1,035,000 (4)	$1.62	$1,676,700	$179.41
Total Registration Fee				$7,113.01
(1)      In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)      Represents the number of shares of common stock registered for resale that may be issued upon the conversion of the secured convertible debentures. The debentures are convertible into shares of common stock at a conversion price of the lesser of (i) $3.50 or (ii) 100% of the average of the three lowest closing bid prices per share of the common stock during the forty trading days immediately preceding the date of conversion. See “Private Placement” for further details on the terms of the debentures.

(3)      Represents the number of shares of common stock registered for resale that may be issued to the selling stockholders if there is an event of default under the secured convertible debentures. See “Private Placement” for further details on the terms of the debentures and the default provisions.

(4)      Represents the number of shares of common stock registered for resale that may be issued upon the exercise of outstanding common stock purchase warrants issued to the holder. The warrants are exercisable at an exercise price of $0.00001 per share, subject to adjustment in accordance with their terms.

(5)      Fee calculated in accordance with Rule 457(c) of the Securities Act. Estimated for the sole purpose of calculating the registration fee. We have based the fee calculation on the average of the last reported bid and ask price for our common stock on the OTC Bulletin Board on March 23, 2006.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT

ii

SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

iii

PROSPECTUS

Subject to Completion
____________, 2006

Xinhua China Ltd.
A NEVADA CORPORATION

SHARES OF COMMON STOCK OF Xinhua China Ltd.
_________________________________

          The prospectus relates to the resale by the selling stockholders of Xinhua China Ltd. of up to 41,035,000 shares of our common stock in connection with the resale of:

  up to 20,000,000 shares of our common stock which may be issued to the selling stockholders upon the conversion of secured convertible debentures;

  up to 20,000,000 shares of our common stock which may be issued to the selling stockholders if there is an event of default under the secured convertible debentures; and

  up to 1,035,000 shares of common stock which may be issued to a selling stockholder upon the exercise of outstanding common stock purchase warrants.

          The selling stockholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Our common stock is quoted on the OTC Bulletin Board under the symbol “XHUA.OB”. On March 23, 2006 the closing bid price for one share of our common stock on the OTC Bulletin Board was $1.62.

          Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 5 before investing in our common stock.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ___________________, 2006.

          The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

          As used in this prospectus, the terms “we”, “us”, “our”, and “Xinhua China” mean Xinhua China Ltd., unless otherwise indicated.

          All dollar amounts refer to US dollars unless otherwise indicated.

PROSPECTUS SUMMARY

Our Business

          We were incorporated in the State of Nevada, United States, on September 14, 1999 under the name Camden Mines Limited (“Camden”). Up to September 2004, Camden was a non-operating company and had been considered a development stage enterprise since its formation. Effective on October 12, 2004, Camden changed its name to Xinhua China Ltd. Our principal office is in Beijing, China. We had no significant operations between July 1, 2004 and September 13, 2004.

          We maintain our registered agent's office at 101 Convention Center Drive, Suite 700, Las Vegas, Nevada  89109 and our principal executive office is located at A-11 Chaowai Men Property Trade Center Office Building, No.26 Chaoyangmen Wai St., Chaoyang District, 100020, Beijing, P.R. China.  Our telephone number in Beijing is 010-85656588.

          We have a 100% owned subsidiary, Pac-Poly Investments Limited (“Pac-Poly”), a 95% owned subsidiary Beijing Boheng Investment and Management Co., Ltd. (“Boheng”), and a 56.13% owned subsidiary Xinhua Publications Circulation & Distribution Co., Ltd. (“Xinhua C&D”). Pac-Poly and Boheng jointly own a 57.67% interest in Xinhua C&D, an entity incorporated under the laws of the People’s Republic of China on December 31, 2004.

          We primarily operate in China. Both Pac-Poly and Boheng are investment holding companies jointly owning 57.67% interest in Xinhua C&D.  Xinhua C&D is authorized to distribute books, periodicals, human figure and representation art pictorials, audio video products, wholesale, retail and mail order of publicly distributed electronic publications, advertisement by domestic and foreign firms in certain categories of books, and classified advertisements in China. We have focused primarily on the book distribution business.

Number of Shares Being Offered

          The prospectus relates to the resale by the selling stockholders of Xinhua China Ltd. of up to 41,035,000 shares of our common stock in connection with the resale of:

  up to 20,000,000 shares of our common stock which may be issued to the selling stockholders upon the conversion of secured convertible debentures;

  up to 20,000,000 shares of our common stock which may be issued to the selling stockholders if there is an event of default under the secured convertible debentures; and

  up to 1,035,000 shares of common stock which may be issued to a selling stockholder upon the exercise of outstanding common stock purchase warrants.

          The selling stockholders may sell these shares of common stock in the public market or through privately negotiated transactions or otherwise. The selling stockholders may sell these shares of common stock through ordinary brokerage transactions, directly to market makers or through any other means described in the section entitled “Plan of Distribution.”

Number of Shares Outstanding

          There were 61,779,765 shares of our common stock issued and outstanding as at March 28, 2006.

Use of Proceeds

          We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders, although we could receive proceeds of up to $10.35 if all of the share purchase warrants are exercised. We will incur all costs associated with this registration statement and prospectus. We conducted a private placement of secured convertible debentures and common stock purchase warrants in November of 2005 to Highgate House Funds, Ltd., a selling stockholder listed herein, for potential total proceeds of $4,000,000. We received $1,250,000 of these proceeds on December 13, 2005.  On March 23, 2006, the terms of the private placement were modified, and we will sell the remaining $2,750,000 worth of secured convertible debentures to Cornell Capital Partners, LP, a selling stockholder listed herein and an affiliate of Highgate House Funds, Ltd.  Of the remaining $2,750,000, we received $2,000,000 at the closing which occurred on March 24, 2006, and will receive the remaining $750,000 when this registration statement becomes effective. These proceeds will be used primarily to fund the business of Xinhua C&D and also for working capital and general corporate purposes.

Summary of Financial Data

          The summarized consolidated financial data presented below is derived from and should be read in conjunction with our audited consolidated financial statements for the year ended June 30, 2005, including the notes to those financial statements and the unaudited interim consolidated financial statements for the six month period ended December 31, 2005 including the notes to those financial statements, which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis.”

For the year ended June 30, 2005
Revenue	$15,496,537
Net Loss for the year	$(5,651,870)
Loss Per Share - basic and diluted	$(0.10)
As of June 30, 2005
Working Capital (Deficiency)	$(13,649,558)
Total Assets	$102,743,595
Total Current Assets	$64,401,799
Total Number of Issued Shares of Common Stock	61,779,765
Deficit	$(5,651,870)
Total Stockholders' Equity	$204,326

For the six months ended December 31, 2005
Revenue	$25,215,829
Net Loss for the Period	$(3,841,600)
Loss Per Share - basic and diluted	$(0.06)

As of December 31, 2005
Working Capital (Deficiency)	$(34,396,233)
Total Assets	$104,750,994
Total Current Assets	$65,285,339
Total Number of Issued Shares of Common Stock	81,779,765 (1)
Deficit	$(9,493,470)
Total Stockholders' Equity (Deficiency)	$(1,574,970)
(1) Of these, 20,000,000 shares of our common stock were held in escrow for Highgate House Funds, Ltd., a selling stockholder hereunder, and were to be distributed by the escrow agent to that selling stockholder upon the conversion of the secured convertible debentures if there was an event of default under the secured convertible debentures and Highgate House Funds, Ltd. requested such a distribution.  Those 20,000,000 shares have since been cancelled and the agreements relating to those shares and the share escrow have been terminated.

 RISK FACTORS

          An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are all of the material risks that we are currently aware of that are facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

We have incurred losses and substantial doubt exists about our ability to continue as a going concern.

          We have incurred a net loss of $5,651,870 and $3,841,600 for the year ended June 30, 2005 and six months ended December 31, 2005, respectively.  We had a working capital deficiency of $34,396,233 and a shareholders’ deficiency of $1,574,970 as of December 31, 2005.  These factors raise substantial doubt about our ability to continue as a going concern.  The auditors’ report in our financial statements as at June 30, 2005 includes an explanatory paragraph that states that we have generated net losses and have a working capital deficiency, factors which raise substantial doubt about our ability to continue as a going concern.

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize the current trading price of our common stock.

          Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. We had 61,779,765 shares of common stock issued and outstanding as of March 28, 2006. When this registration statement is declared effective, the selling stockholders may be reselling some portion of the 41,035,000 shares of our common stock registered hereunder. As a result of such registration statement, a substantial number of our shares of common stock may be issued and may be available for immediate resale, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

          To the extent the selling stockholder Highgate House Funds, Ltd. exercises any of its share purchase warrants, and then resells the shares of common stock issued to it upon such exercise, the price of our common stock may decrease due to the additional shares of common stock in the market.

          Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by others. Any such short sales could place further downward pressure on the price of our common stock.

Trading on the OTC Bulletin Board may be sporadic because it is not a stock exchange, and stockholders may have difficulty reselling their shares.

          Our common stock is quoted on the OTC Bulletin Board. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with the company’s operations or business prospects. The OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like Amex. Accordingly, you may have difficulty reselling any of the shares you purchase from the selling stockholders.

We have substantial debt obligations, including certain debt obligations secured by all of our assets.  If we are unable to repay such obligations, our business will likely fail.

          $99,681,572 of our debt as of December 31, 2005 were current liabilities due within the next year.  Such substantial debt obligations could affect our status as a going concern and also represent a concentration of risk which could pose a serious concern. Our ability to repay debt will be dependent on cash flow from the business and our ability to raise new funds in the form of loans, debt or equity in the next year.  Of this amount, approximately $16,700,000 is due on or before July 31, 2006 in connection with our contribution to Xinhua C&D.  At this time, we do not have sufficient funds to make this contribution.

          On November 23, 2005, we entered into a debt financing agreement with Highgate House Funds, Ltd., a selling stockholder hereunder.  Under that agreement, we were to issue up to $4,000,000 in secured convertible debentures and we did issue $1,250,000 in secured convertible debentures.  On March 23, 2006, the terms of the private placement were modified, and we will sell the remaining $2,750,000 worth of secured convertible debentures to Cornell Capital Partners, LP, a selling stockholder listed herein and an affiliate of Highgate House Funds, Ltd.  The debentures will mature 5 years from the issuance date. The interest rate is 2% per annum, compounded monthly.  We have the right to redeem the debenture with the redemption price 135% of the face amount plus accrued interest.  The debentures are convertible at the selling stockholders’ option.  The secured convertible debentures are secured by all of our assets and property.  We are also required to authorize the issuance of 20,000,000 shares of common stock as “security stock.”  If there is an event of default under the convertible debentures, the security shares will be distributed to the debenture holders in accordance with the terms of the secured convertible debentures and the securities purchase agreement, and/or the holders of the convertible debentures can elect to require us to pay all of the outstanding principal amount, plus all other accrued and unpaid amounts under the convertible debentures.

Assuming that the selling stockholders convert their convertible debentures or exercise their share purchase warrants, there will be substantial dilution of your shares of our common stock.

          The selling stockholders may ultimately convert the full amount of the convertible debentures, may exercise all of their outstanding share purchase warrants and/or we may elect to pay interest payments to the selling stockholders under the secured convertible debentures in shares of our common stock.  They may then sell some or all of the resulting shares of common stock into the public market.  This will result in significant dilution to the interests of other holders of our common stock.

Chinese tax and other laws may negatively impact our business results.

          We conduct our business in China through our subsidiaries. China currently has a number of laws related to various taxes imposed by both federal and regional governmental authorities. Applicable taxes include value-added tax, corporate income tax, and payroll and worker and welfare taxes, along with others. Laws related to some of these taxes have not been in force for a significant period, in contrast to more developed market economies and regulations for their implementation are often unclear or incomplete. Often, differing opinions regarding legal interpretation exist both among and within government ministries and organizations; thus creating uncertainties and areas of conflict. Tax declarations, together with other legal compliance areas (as examples, customs and currency control matters) are subject to review and investigation by a number of authorities, who are enabled by law to impose severe fines, penalties and interest charges. These facts create tax risks in China substantially more significant than typically found in countries with more developed tax systems.

          We believe that we are in substantial compliance with the tax laws affecting our operations; however, the risk remains that the relevant authorities could take differing positions with regard to interpretive issues and the effect could be significant. The fact that a year has been reviewed does not close that year, or any tax declaration applicable to that year, from further review.

          Chinese company law as it applies to foreign invested corporations (our subsidiaries Boheng and Xinhua C&D) requires them to maintain dedicated reserves which include a general reserve and a reserve for enterprise expansion. The dedicated reserves are appropriated from net income after taxes, determined under the relevant Chinese accounting regulations, at a rate set by the Board of Directors of the respective subsidiaries, and record as a component of shareholders’ equity. These reserves are not distributable, other than upon liquidation. No appropriation has been made for the year as both subsidiaries recorded losses.

          Similar provisions of Chinese company law require the Board of Directors at their discretion to transfer a certain amount of their annual net income after taxes, as determined under the relevant Chinese accounting regulations, to a staff welfare and bonus fund. No such transfer was made for the fiscal period, as the subsidiaries recorded losses.

Because our common stock is subject to penny stock rules, the liquidity of your investment may be restricted.

          Our common stock is now, and may continue to be in the future, subject to the penny stock rules under the Securities Exchange Act of 1934. These rules regulate broker/dealer practices for transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These additional penny stock disclosure requirements are burdensome and may reduce the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their securities.

NASD sales practice requirements may also limit a stockholder’s ability to buy and sell our shares of common stock.

          In addition to the “penny stock” rules described above, the National Association of Securities Dealers Inc. has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the National Association of Securities Dealers Inc. believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The National Association of Securities Dealers Inc. requirements make it more difficult for broker-dealers to recommend that their customers buy our shares of common stock, which may limit your ability to buy and sell our shares of common stock and have an adverse effect on the market for its shares.

Because our business is seasonal, our sales at certain times of year may be weak.

          Xinhua C&D distributes both general books as well as college and university textbooks. In the three months ended September 30, 2005, Xinhua C&D experienced an increase in sales due to seasonality.  Approximately seventy-five percent of Xinhua C&D’s first quarter sales revenue came from textbook sales Chinese colleges and universities start fall and spring terms in September and February each year.  The educational institutions will stock up textbooks usually one or two months prior to the start of each term.  The seasonality pattern of Xinhua C&D will see higher than usual sales revenue in the months of July, August, September, November, December, and January.

          The operations of the business are somewhat seasonal, winter and spring comprising typically two‑fifths of revenues and summer and fall the remaining three-fifths. This is to a degree due to the influence of the academic terms of schools and universities. We intend to expand our business into other areas of media distribution but this may not appreciably affect the influence of seasonality.

We will need to restructure our business to maximize our profitability and cash flow.

          State-owned enterprises are common in China, a legacy from the early stages of the modern history of the Peoples’ Republic of China when businesses were operated to achieve social or political goals and profitability was a secondary consideration. Xinhua C&D has inherited infrastructure of a state-owned enterprise and must move to profitability by restructuring, eliminating poorly selling products, and meeting the challenge of competition, and it must do so in a timely manner to become profitable.

          We may experience significant fluctuations in our operating results and rate of growth.  Due to our limited operating history and our evolving business model, and the unpredictability of the future of our industry, we may not be able to accurately forecast our rate of growth. We base our current and future expense levels and our investment plans on estimates of future net sales. Our expenses and investments are to a large extent fixed, and we may not be able to adjust our spending quickly enough if our net sales fall short of our expectations.

          Our revenue and operating profit growth depends on the continued growth of demand for books offered by our customers and partners, and our business is affected by business conditions in China and, indirectly, worldwide. Revenue growth may not be sustainable and our company-wide percentage growth rate may decrease in the future.

We may be unable to protect our intellectual property, particularly in light of Chinese intellectual property laws.

          Intellectual property rights are evolving in China, trending towards international norms, but are by no means fully developed. We are currently involved mainly in distribution and have not had significant involvement in intellectual property to date. The application of intellectual property rights to protect our foreign clients’ and partners’ media will likely be necessary in the future. Protection is needed at a minimum against piracy; legal action may be needed and all legal action involves risk and expenses.

We operate in a competitive industry and our failure to compete effectively may adversely affect our ability to generate revenue.

          Foreign direct investment in China has increased rapidly in the last 20 years and the investment environment has further improved to encourage foreign and local investors to invest in fields other than those considered by the government of the Peoples’ Republic of China to be sensitive. Our field of publication and distribution has been opened up to new foreign investment subject to Peoples’ Republic of China government guidelines.  Many companies are involved in the publishing and distribution of literary and entertainment material. There is no guarantee that other competitors will not become involved in business similar to ours.

If we fail to effectively manage our growth our future business results could be harmed and our managerial and operational resources may be strained.

          Our operating subsidiary Xinhua C&D must hire new staff and potentially release others, and retain the most capable employees. It must also implement improved practices and systems and move to new premises over the next two years. While the need for these changes is understood, they may still burden our management and operations.

We may not be able to enter new markets, which may impair our ability to grow.

          It is important for us to develop relationships with publishers and distributors of foreign (mainly English-language) books to expedite their import, translation and distribution nationwide in China. This is still an immature market and we cannot predict our probability of success.

Exchange rate fluctuations may negatively impact our business.

          Our reporting currency is the United States Dollar but our functional currency in China is the Renminbi. As such, rate fluctuations may have a material impact on our consolidated financial reporting and make realistic revenue projections difficult. Additionally, as Renminbi is the functional currency of Xinhua C&D and Boheng, the fluctuation of exchange rates of Renminbi may have positive or negative impacts on our results of operations.

Chinese funds remittance policies may not allow us to maximize our profitability.

          Pursuant to Chinese company law applicable to foreign investment companies, our subsidiaries, Xinhua C&D and Boheng, are required to maintain dedicated reserves, which include a general reserve and an enterprise expansion reserve.  The dedicated reserves are to be appropriated from net income after taxes, determined under the relevant Chinese accounting regulations at a rate determined by the board of directors of the respective subsidiaries, and recorded as a component of shareholders’ equity.  The dedicated reserves are not distributable other than upon liquidation.  As both Xinhua C&D and Boheng have recorded losses for the six months ended December 31, 2005, no appropriation to the dedicated reserves was made.

          Pursuant to the same Chinese company law, our subsidiaries are required to transfer at the discretion of their boards of directors, a certain amount of its annual net income after taxes as determined under the relevant Chinese accounting regulations to a staff welfare and bonus fund.  As both Xinhua C&D and Boheng have recorded losses for the six months ended December 31, 2005, no transfer to the staff welfare and bonus fund was made.

A decline in the price of our shares of common stock could affect our ability to raise further working capital and adversely impact our operations.

          A prolonged decline in the price of our shares of common stock could result in a reduction in the liquidity of our shares of common stock and a reduction in our ability to raise capital. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to develop our business and continue our current operations. If the stock price declines, there can be no assurance that we can raise additional capital or generate funds from operations sufficient to meet our obligations.

If we issue additional shares of common stock in the future this may result in dilution to our existing stockholders.

          Our articles of incorporation, as amended, authorize the issuance of 500,000,000 shares of common stock. Our board of directors has the authority to issue additional shares of common stock up to the authorized capital stated in the articles of incorporation. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. It will also cause a reduction in the proportionate ownership and voting power of all other stockholders.

Our Bylaws do not contain anti-takeover provisions, which could result in a change of our management and directors if there is a take-over of our company.

          We do not currently have a shareholder rights plan or any anti-takeover provisions in our Bylaws. Without any anti-takeover provisions, there is no deterrent for a take-over of our company, which may result in a change in our management and directors.

As a result of a majority of our directors and officers being residents of other countries other than the United States, investors may find it difficult to enforce, within the United States, any judgments obtained against our company or our directors and officers.

          We do not currently maintain a permanent place of business within the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our company or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

          Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

          This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors”, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

          While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

THE OFFERING

          The prospectus relates to the resale by the selling stockholders of Xinhua China Ltd. of up to 41,035,000 shares of our common stock in connection with the resale of:

  up to 20,000,000 shares of our common stock which may be issued to the selling stockholders upon the conversion of secured convertible debentures;

  up to 20,000,000 shares of our common stock which may be issued to the selling stockholders if there is an event of default under the secured convertible debentures; and

  up to 1,035,000 shares of common stock which may be issued to a selling stockholder upon the exercise of outstanding common stock purchase warrants.

          The selling stockholders may sell these shares of common stock in the public market or through privately negotiated transactions or otherwise. The selling stockholders may sell these shares of common stock through ordinary brokerage transactions, directly to market makers or through any other means described in the section entitled “Plan of Distribution”.

USE OF PROCEEDS

          The shares of common stock offered hereby are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders, although we could receive proceeds of up to $10.35 if all of the share purchase warrants are exercised. We will, however, incur all costs associated with this registration statement and prospectus.

SELLING STOCKHOLDERS

          The selling stockholders may offer and sell, from time to time, any or all of the common stock issued to them (i) upon conversion of the secured convertible debentures, (ii) upon conversion of secured convertible debentures, such shares to be distributed by the escrow agent in the event of a default under the secured convertible debentures, or (iii) upon the exercise of outstanding common stock purchase warrants. Because the selling stockholders may offer only some portion of the 41,035,000 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

          The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of March 28, 2006, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling stockholders. Neither selling stockholder is a broker-dealer, or an affiliate of a broker-dealer to our knowledge.

Name of Selling Stockholders and Position, Office or Material Relationship with us	Common Shares Beneficially Owned Before Offering (1)	Percentage of Shares Beneficially Owned Before Offering (1)	Shares to be Sold in the Offering	Number of Shares Owned by Selling Stockholders After Offering and Percent of Total Issued and Outstanding(2)
				# of Shares	% of Class
Highgate House Funds, Ltd.	3,082,810 (3)	4.99% (3)	13,535,000 (3)(4)	Nil	Nil
Cornell Capital Partners, LP	3,082,810 (5)	4.99% (5)	27,5000,000 (5)(6)	Nil	Nil
Total			41,035,000

          (1) Applicable percentage of ownership is based on 61,779,765 shares of common stock outstanding as of March 28, 2006.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

          (2) Assumes all of the shares of common stock offered are sold.

          (3)  Highgate House Funds has the right to acquire up to 13,535,000 shares of our common stock upon conversion of convertible debentures or in connection with a default by us under those convertible debentures  and 1,035,000 shares upon exercise of warrant.  The terms of the convertible debentures and warrant, however, provide that Highgate House Funds shall not be entitled to convert the convertible debentures or exercise the warrant for a number of shares which, upon giving effect to the conversion or exercise, would cause the aggregate number of shares beneficially owned by Highgate House Funds and its affiliates (including Cornell Capital Partners, LP) to exceed 4.99% of our outstanding shares following such conversion, except in connection with a default by us under the convertible debentures.  Accordingly, for purposes of this table the number of shares beneficially owned before the offering is calculated based on 4.99% of the outstanding shares as of March 28, 2006.  All investment decisions of, and control of, Highgate House Funds are held by its portfolio manager, Mark Angelo.

          (4)  Consists of 6,250,000 shares of common stock that potentially may be issued upon conversion of the secured convertible debentures, 6,250,000 shares of common stock that potentially may be issued if there is an event of default under the secured convertible debentures and 1,035,000 shares of common stock that potentially may be issued upon the exercise of outstanding common stock purchase warrants.  See “Private Placement” for further details on the terms of the secured convertible debentures and warrants.

          (5)  Cornell Capital Partners has the right to acquire up to 27,5000,000 shares of common stock upon conversion of convertible debentures or in connection with a default by us under those convertible debentures.  The terms of the convertible debentures, however, provide that Cornell Capital Partners shall not be entitled to convert the convertible debentures for a number of shares which, upon giving effect to the conversion, would cause the aggregate number of shares beneficially owned by Cornell Capital Partners and its affiliates (including Highgate House Funds, Ltd.) to exceed 4.99% of our outstanding shares following such conversion, except in connection with a default by us under the convertible debentures.  Accordingly, for purposes of this table the number of shares beneficially owned before the offering is calculated based on 4.99% of the outstanding shares as of March 28, 2006.  All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC.  Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors.

          (6)  Consists of 13,750,000 shares of common stock that potentially may be issued upon conversion of the secured convertible debentures and 13,750,000 shares of common stock that potentially may be issued if there is an event of default under the secured convertible debentures.  See “Private Placement” for further details on the terms of the secured convertible debentures.

          We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

          In the Amended and Restated Investor Registration Rights Agreement with the investors (the selling stockholders) we agreed to file this registration statement on or before March 31, 2006. After filing this registration statement, we are required to use our best efforts to cause this registration statement to become effective within 120 days of filing.  We will be required to keep the registration statement effective for the life of the secured convertible debentures or until such time as all securities registered herein may be resold pursuant to Rule 144(k) without restriction, whichever is later.

In the event that:

- we fail to file this registration statement by March 31, 2006;

- we fail to have this registration statement declared effective by 120 days from the date this registration statement was initially filed; or

- if after this registration statement has been declared effective, sales cannot be made pursuant to this registration statement;

then we must pay liquidated damages to the investor equal to 2% per month of the secured convertible debentures then outstanding.

PLAN OF DISTRIBUTION

          The selling stockholders of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

- a combination of any such methods of sale;

- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

- any other method permitted pursuant to applicable law.

          The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

          In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.  Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share.  Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfil the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder.  Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above.  Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions.  In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

          The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with these sales.  In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

          From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers.  Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time.  Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act of 1933 by delivering a prospectus to each purchaser in the transaction.  We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

          To the extent required under the Securities Act of 1933, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

          We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5, and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M.  All of the foregoing may affect the marketability of the common stock.

          All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.  Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

          Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

PRIVATE PLACEMENTS

          On December 13, 2005, we closed an initial $1,250,000 portion of a $4,000,000 financing pursuant to a Securities Purchase Agreement, dated November 23, 2005, between us and Highgate House Funds, Ltd., an accredited institutional investor and a selling stockholder hereunder.  We issued them a $1,250,000 principal amount of secured convertible debentures due November 22, 2010, convertible into shares of our common stock, par value $0.00001, and a warrant to purchase 1,035,000 additional shares of our common stock at an exercise price of $0.00001 per share, exercisable until November 22, 2010.  The warrants also have a cashless warrant exchange provision where the holder, at its option, may elect a warrant exchange whereby the holder shall be deemed to have paid for the warrant shares an amount equal to the fair market value of each warrant delivered, and the warrants shall be deemed exercised for the amount so paid.  At that time, we also entered into an Investor Registration Rights Agreement, a Security Agreement, and Irrevocable Transfer Agent Instructions.

          Further, contemporaneously with the execution and delivery of the Securities Purchase Agreement, us, Highgate House Funds, Ltd. and the escrow agent Gottbetter and Partners, LLP executed and delivered an Escrow Shares Escrow Agreement and an Escrow Agreement pursuant to which we issued to Highgate House Funds, Ltd. and delivered to the escrow agent 20,000,000 shares of our common stock as “security stock” and if there was an event of default under the secured convertible debentures, the escrow agent was to distribute those escrowed shares to that investor upon receipt of a conversion notice from the investor and in accordance with the terms of the secured convertible debentures and the Securities Purchase Agreement.

          On March 23, 2006, the terms of the private placement were modified, and we agreed to sell the remaining $2,750,000 worth of secured convertible debentures to Cornell Capital Partners, LP, a selling stockholder listed herein and an affiliate of Highgate House Funds, Ltd.  On this date, we and the selling stockholders listed herein entered into an Amended and Restated Securities Purchase Agreement, an Amended and Restated Investor Registration Rights Agreement, and an Amended and Restated Security Agreement.  Those amended and restated documents completely restate and replace in their entirety the agreements dated November 23, 2005 that are referenced above.  We also executed Amended and Restated Irrevocable Transfer Agent Instructions.

          Additionally, on March 23, 2006, we terminated the Escrow Shares Escrow Agreement and the Escrow Agreement.  In connection therewith, Gottbetter and Partners, LLP and Highgate House Funds, Ltd. returned the 20,000,000 escrowed shares to us for cancellation.

          Pursuant to the Amended and Restated Investor Registration Rights Agreement entered into between us and Highgate House Funds, Ltd., we agreed to file a registration statement registering up to 20,000,000 shares of our common stock issuable upon conversion of the convertible debentures, up to 1,035,000 shares of our common stock issuable upon the exercise of the warrants and up to 20,000,000 shares of the “security stock” which may be issued to the selling stockholders if there is an event of default under the secured convertible debentures.

          An additional $2,000,000 principal amount secured convertible debenture was issued to Cornell Capital Partners, LP on March 23, 2006.    A final $750,000 principal amount secured convertible debenture will be issued to Cornell Capital Partners, LP upon the SEC declaring this registration statement effective.

          As of March 28, 2006, we have received gross proceeds of $3,250,000 from these transactions. The proceeds from the transaction will be used to fund the business of Xinhua C&D and for general corporate purposes.

          The holder of the secured convertible debenture is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of the secured convertible debenture, all or any part of the principal amount of the secured convertible debenture, plus accrued interest, into shares of our common stock, at the lesser of (i) $3.50 or (ii) 100% of the average of the three lowest closing bid prices per share of the common stock during the forty trading days immediately preceding the date of conversion.  The aggregate maximum number of shares of common stock that the convertible debenture may be converted into shall be 10,000,000 shares of common stock. Upon the maximum conversion, if any amounts of principal or interest remain under the convertible debenture, we shall, at our option, (a) increase the maximum conversion or (b) redeem the unconverted amount of all of the convertible debentures in whole at 135% of the unconverted amount of such convertible debentures being redeemed, plus accrued interest thereon. In the event of default, the holder is entitled, at its option, to convert, and sell on the same day, at any time from time to time, until payment in full of the debenture, all or any part of the principal amount of the debenture, plus accrued interest, into common shares at a price per share equal to 20% of the fixed price of $3.50.  Additionally, no selling stockholder shall be entitled to convert the secured convertible debentures to the extent that the conversion will cause that selling stockholder to beneficially own more than 4.99% of our outstanding common stock, except upon 65 days advance written notice to us.

          Interest is payable on the principal amount of the secured convertible debentures outstanding at 2% per annum, compounded monthly.  The entire principal amount and all accrued interest shall be either (a) paid to the investor on the maturity date or (b) converted in accordance with the terms of the secured convertible debentures

          We have the right to redeem, with three business days advance written notice, a portion or all outstanding secured convertible debentures at a price of 135% of the face amount redeemed, plus accrued interest.

          We authorized the issuance of 20,000,000 shares of our common stock as “security stock” and entered into Amended and Restated Irrevocable Transfer Agent Instructions with our transfer agent Pacific Stock Transfer Co. and David Gonzalez as escrow agent, in connection therewith.  David Gonzalez is an affiliate of the selling stockholders.  If there is an event of default under the secured convertible debentures, the selling stockholders shall have a right to demand issuance of the security stock in accordance with the terms of the Amended and Restated Securities Purchase Agreement, and the secured convertible debentures.  However, no selling stockholder shall be entitled to acquire the number of security stock shares which would cause that selling stockholder to beneficially own more than 9.99% of our outstanding common stock, except on 65 days advance written notice to us.

          The secured convertible debentures are secured by all of our assets.

          The investors will receive a fee of $240,000, which is equal to 6% of the aggregate purchase price, of which $216,000 was paid to Highgate House Funds, Ltd. on December 13, 2005 and $24,000 was paid to Yorkville Advisors, LLC at the second closing.  Yorkville Advisors, LLC also received a structuring fee of $5,000 and a due diligence fee of $5,000.  Gottbetter and Partners, LLP received $15,000 in legal fees as counsel to Highgate House Funds, Ltd. in connection with the first closing.

          We issued the securities described in this section to the accredited institutional investors pursuant to that exemption from registration as set out in Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.  No advertising or general solicitation was employed in offering the securities.

LEGAL PROCEEDINGS

          Other than the following, we know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no other proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

          An individual has filed a claim against us in small claims court in British Columbia, Canada for approximately $19,000.  In addition, Carey International, Ltd. claims it is owed a consulting and introductory fee from us in the amount of approximately $200,000.  We deny that we owe any amount to Carey International, Ltd.  Carey International Ltd. has not filed a claim against us at this time; however, it may in the future.  If such a claim is filed, we intend to oppose such a claim.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

          All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors, executive officers and significant employees, their ages, positions held, and duration as such, are as follows:

Name	Age	Position
Xianping Wang	45	President, CEO and a Director
Clement Wu	42	CFO and a Director
Henry Jung	54	Secretary, Treasurer
Edward Wong	39	Director
Peter Shandro	61	Director

          Mr. Hugh Grenfal and Mr. Sergei Stetsenko resigned as our officers and directors on September 3, 2004.

          Mr. Reg Handford resigned as Secretary, Treasurer and a director on June 7, 2005.

          Mr. Henry Jung resigned as Director and CFO on December 31, 2005.  He remains our Secretary and Treasurer.

          All directors have a term of office expiring at our next annual general meeting of our shareholders, unless re-elected or earlier vacated in accordance with our Bylaws. All officers have a term of office lasting until their removal or replacement by the board of directors.

Background of our Officers and Directors

          XIANPING WANG has been one of our Directors since August 5, 2004 and has been our President and CEO since September 4, 2004.  In addition, Mr. Wang is the President of Asia-Durable (Beijing) Investments Co., Ltd., which is a company that has invested in construction and development projects as well as biotechnology research.  From 1997 to 2002, Mr. Wang was the President of Beijing New Fortune Investment Co., Ltd., which is a company that has invested in real estate and other projects such as Chongqing Wanli Storage Battery Co., Ltd. and Shenzhen Technology Co., Ltd.  Mr. Wang helped Chongqing Wanli Storage Battery Co., Ltd. and Shenzhen Technology Co., Ltd. to become publicly listed companies on Chinese stock markets in Shanghai and Shenzhen.  Mr. Wang received an Engineering Bachelor Degree from Navy Engineering Institute in 1978 and an Economics Master Degree from Tsinghua University in 1990.

          CLEMENT WU has been our Chief Financial Officer and one of our Directors since January 1, 2006.  Mr. Wu was an assistant manager with PricewaterhouseCoopers in Beijing China from 1992 to 1999.  Most recently, Mr. Wu served at the Financial Controller for Beijing Dongming Chemical Industry Co., Ltd., where he was responsible for all financial aspects of Beijing Dongming and improved the information system by reducing the reporting time.  Mr. Wu hold’s a bachelor’s degree in economics from Beijing Normal University and is a Certified Accountant.  Mr. Wu has not been a director of any other reporting issuer.

          HENRY JUNG has been our Secretary and Treasurer since June 24, 2005.  Mr. Henry Jung is a self employed Chartered Accountant engaged by various public and private companies to assist them in a controllership and financial advisory capacity.  These services include preparation of financial budgets and forecasts in addition to management of operating budgets and overseeing project programs.  Mr. Jung obtained a Bachelor of Commerce Degree from the University of British Columbia in 1974.  In addition to being a Chartered Accountant, he has completed the Canadian Institute of Chartered Accountants in Depth Tax Course in 1979 and continued his studies with various professional development courses with the British Columbia Institute of Chartered Accountants.  Other than his service to us prior to December 31, 2005, Mr. Jung has not been a director of any other reporting issuer.

          EDWARD WONG has been one of our Directors since September 3, 2004.  Mr. Edward Wong is a self employed trial lawyer who appears at all levels of court in the Province of British Columbia, Canada on civil litigation matters including commercial, employment, trademark and family matters.  Mr. Wong has been called and admitted to The Law Society of Upper Canada (Ontario, Canada) and The Law Society of British Columbia.  Mr. Wong received a Bachelor of Laws from the University of Western Ontario in 1989 and a Bachelor of Arts with Distinction from Carleton University in 1986.  From 1996 to 2003, Mr. Wong was a director of Junior Achievement of British Columbia, including a term as chairman.  Mr. Wong is a past member of the executive committee of Junior Achievement of Canada.  Mr. Wong was not been a director of any other reporting issuer.

          PETER SHANDRO has been one of our Directors since September 3, 2004.  Mr. Peter Shandro is a self employed business consultant.  From 1999 to 2003 he was the CEO of XML Global Technologies, Inc., a software development company focused on data transformation and web-based transactional solutions. XML Global Technologies is listed on the Over-the-Counter Bulletin Board.  Mr. Shandro has business development, corporate finance, public offering and strategic planning experience in manufacturing, distribution, retail, medical devices, software development, transportation and oil and gas exploration, both as a principal and consultant through Wes-Sport Holdings Ltd., a company he founded in 1981.  Mr. Shandro obtained a Bachelors of Science Degree with a concentration in Chemistry from the University of Alberta in 1965.

Involvement in Certain Legal Proceedings

          To our knowledge, during the past five years, no present or former director or executive officer of our Company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two yeas before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Audit Committee and Charter

          As of the date of this prospectus, our audit committee consisted of the following directors:

                Clement Wu
                Peter Shandro
                Edward Wong

          Peter Shandro and Edward Wong are deemed independent members of the audit committee.  Clement Wu, a member on the current audit committee is also our Chief Financial Officer.  Our audit committee is responsible for: (i) selection and oversight of our independent accountant; (ii) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (iii) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (iv) engaging outside advisors; and (v) funding for the outside auditory and any outside advisors engagement by the audit committee.

          The Board of Directors considered whether the independent principal accountant is independent, and concluded that the auditor for the previous fiscal year ended June 30, 2005 was independent.

Audit Committee Financial Expert

          At this time, Mr. Clement Wu is our audit committee financial expert.  Mr. Wu is a certified accountant and we believe that he is sufficiently qualified to act as our financial expert.

Code of Ethics

          We have adopted a corporate code of ethics. A copy of the code of ethics is available upon request by contacting Edward Wong at (604) 669-7763.  We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Disclosure Committee and Charter

          We have a disclosure committee and disclosure committee charter. Our disclosure committee is comprised of all of our officers and directors. The purpose of the committee is to provide assistance to the Chief Executive Officer and the Chief Financial Officer in fulfilling their responsibilities regarding the identification and disclosure of material information about us and the accuracy, completeness and timeliness of our financial reports. A copy of our disclosure committee charter is available upon request by contacting Edward Wong at (604) 669-7763.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth, as of March 28, 2006, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name of Beneficial Owner	Amount and Nature of Beneficial Owner	Position	Percent of Class
Xianping Wang A-11 Chaowai Men Property Trade Center Office Building, No.26 Chaoyangmen Wai St., Chaoyang District, 100020, Beijing, P.R. China	10,475,000 (1)(2)	President, Chief Executive Officer, and a Director	16.83%
Henry Jung 1880 – 505 Burrard St. Vancouver, BC V7X 1M6	333,000(1)(3)	Secretary and Treasurer	0.54%
Clement Wu A-11 Chaowai Men Property Trade Center Office Building, No.26 Chaoyangmen Wai St., Chaoyang District, 100020, Beijing, P.R. China	0	Chief Financial Officer and a Director	0%
Peter Shandro 808 – 609 Granville St. Vancouver, BC V7X 1M6	225,000 (1)(4)	Director	0.36%
Edward Wong c/o 905 – 1045 Howe St. Vancouver, BC V6Z 2A9	220,000 (1)(5)	Director	0.35%
Jianmin Zhou South Construction St., No. 7 Qiaodong District, Shijiazhuang, China	11,260,865 (1)	5% beneficial owner	18.23%
Hongxing Li Room 702, Block 19 Capital Normal University Haidian District, Beijing China	7,352,135 (1)	5% beneficial owner	11.90%
Derrick Luu 12 B Merlin Champagne Town No. 6 Liyuan St., Tianzhu Shunyi District, Beijing China 101312	8,237,438 (1)(6)	5% beneficial owner	13.24%
Lily Wang 300 Murchison Drive, #202 Millbrae, CA 94030	8,619,562 (1)	5% beneficial owner	13.95%
All officers and Directors as a Group (5 Persons)	11,253,000 (7)		18.08%

(1)      These are restricted shares of common stock.
(2)      This figure includes 10,000,000 shares that are held directly by Xianping Wang and 475,000 shares underlying stock options which have vested and are exercisable within 60 days of the date of this prospectus.
(3)      This figure includes 33,000 shares that are held directly by Henry Jung and 300,000 shares underlying stock options granted to Henry Jung Family Trust, which have vested and are exercisable within 60 days of the date of this prospectus.
(4)      This figure includes 25,000 shares that are held directly by Mr. Peter Shandro's wife, and therefore, indirectly by Mr. Shandro, of which Mr. Shandro has shared voting and investment control over these shares, and 200,000 shares underlying stock options which have vested and are exercisable within 60 days of the date of this prospectus.
(5)      This figure includes 20,000 shares that are held directly by Mr. Edward Wong's wife, and therefore, indirectly by Mr. Wong, of which Mr. Wong has shared voting and investment control over these shares, and 200,000 shares underlying stock options which have vested and are exercisable within 60 days of the date of this prospectus.
(6)      This figure includes 7,787,438 shares that are held directly by Derrick Luu and 450,000 shares underlying stock options which have vested and are exercisable within 60 days of the date of this prospectus.
(7)      This figure includes 10,078,000 shares that are held either directly or indirectly by the officers and directors as well as 1,175,000 shares underlying stock options held by the officers and directors which have vested and are exercisable within 60 days of the date of this prospectus.

Changes in Control

          We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company other than the following:  On March 23, 2006, we entered into an amended and restated debt financing agreement with the selling stockholders hereunder.  Under the agreement, we will issue up to $4,000,000 in secured convertible debentures.  The secured convertible debentures are secured by all of our assets and property.

DESCRIPTION OF COMMON STOCK

          We are authorized to issue 500,000,000 common shares with a par value of $0.0001. As at March 28, 2006 we had 61,779,765 common shares outstanding.

          Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

          The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by the board of directors.

          In the event of a merger or consolidation, all holders of common stock will be entitled to receive the same per share consideration.

INTEREST OF NAMED EXPERTS AND COUNSEL

          No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

          The consolidated financial statements of Xinhua China Ltd. included in this registration statement have been audited by Ernst & Young LLP, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

SECURITIES AND EXCHANGE COMMISSION POSITION
ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

          Our Articles of Incorporation provide that we shall indemnify our officers, directors, employees and agents to the full extent permitted by the laws of the State of Nevada.

          Our Bylaws provide that we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

          Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

DESCRIPTION OF BUSINESS

Corporate Overview

          We, through our subsidiaries, wholly-owned Pac-Poly Investments Limited (“Pac-Poly”) and ninety-five percent-owned subsidiary Beijing Boheng Investments Ltd. (“Boheng”), operate in China.  Both Pac-Poly and Boheng are investment holding companies, and jointly own a 57.67% interest in the operating subsidiary Xinhua Publications Circulation & Distribution Co., Ltd. (“Xinhua C&D”). Xinhua C&D is authorized by government license to distribute (on a national basis) books, periodicals, human figure and representation art pictorials, audio video products, wholesale, retail and mail orders of publicly distributed electronic publications, advertisements by domestic and foreign firms in certain categories of books, and classified ads in China.

          At the end of June 2005 Xinhua C&D had four distribution centers in Beijing. Starting in September, those operations were moved into a new seven-story warehousing/office complex providing more floor space for warehousing and eliminating redundancies present in the aged multi-center arrangement.  Although we expect to realize significant improvements in our operations from the move, it is an interim measure.  Ultimately, Xinhua C&D will locate its book circulation and distribution operations in a still larger facility currently planned in the outer reaches of Beijing.

          At this time, Xinhua C&D has all the rights, permits, licenses and policy decisions needed for its operations in circulation and distribution. Construction of the larger planned facility requires licenses or approval for the joint venture and for the building; management expects these licenses will not present any new challenges different in scope than those that they have already successfully managed.

          Xinhua C&D is the sole holder of a license for nationwide distribution of the media goods of Xinhua Bookstore Main Office.  However, the government of the People’s Republic of China has now started to issue additional national book distribution licenses.  Xinhua C&D has over 7,000 customers, of which 500 comprise the top 80% in Renminbi volume, but it is not dependent on a few large customers. It depends on the goodwill of numerous large and small bookstores and sub-distributors, and that goodwill depends in turn largely upon quality of service in the first case and secondly upon realistic pricing of that service. Our main advantages are the prestige of the Xinhua brand name, which is recognized in China even in remote outposts, and our tenure of a national license, which eliminates the paperwork that would be required to distribute into each province. Having surmounted these hurdles, further government regulation is not onerous. As we bring in foreign books for translation and/or distribution these texts must be reviewed for obnoxious or seditious material, but the criteria for the examination process is fairly clear-cut. Also, we believe that we are not significantly impacted by governmental environmental regulations, as we are essentially in logistics.

          As of March 28, 2006, Xinhua C&D has 515 employees. It does not have regular part-time employees, but at peak periods it can call upon former or retired employees.

Business Development – Corporate History

          Xinhua China Ltd.’s predecessor company Camden Mines Limited was incorporated in the State of Nevada, U.S.A. on September 14, 1999.  We maintain our registered agent's office at 101 Convention Center Drive, Suite 700, Las Vegas, Nevada 89109 and our principal executive office is located at A-11 Chaowai Men Property Trade Center Office Building, No.26 Chaoyangmen Wai St., Chaoyang District, 100020, Beijing, P.R. China.  Our telephone number in Beijing is 010-85656588.

          Up to September 2004, Camden was an inactive mining exploration shell company and had been considered a development stage enterprise since its formation.  On July 29, 2004, Camden issued two additional shares for each common stock outstanding effective as of the record date of July 29, 2004.  All per share amounts in this prospectus have been retroactively adjusted to reflect such stock dividend.  Effective October 12, 2004, Camden changed its name from Camden Mines Limited to “Xinhua China Ltd.” and increased the authorized capital stock from 100,000,000 shares of common stock to 500,000,000 shares of common stock with the par value remaining at $0.00001 per share.

          On September 14, 2004, Camden signed two separate Share Purchase Agreements, whereby Camden issued 35,000,000 shares of its common stock in exchange for a 100% interest in Pac-Poly, a company incorporated under the laws of the International Companies Business Act Cap 291 of British Virgin Islands, and a 95% interest in Boheng, a company incorporated under the laws of China.  The stockholders of Pac-Poly and Boheng received 16,387,000 and 18,613,000 shares of Camden’s common stock, respectively.  As part of those Share Purchase Agreements, a shareholder of Camden cancelled 35,000,000 shares of common stock of Camden.  Immediately prior to the share exchange, Pac-Poly and Boheng were under common control.  Boheng spun off all of its business and net assets to its president and became a non-operating shell company.  Pac-Poly had no significant operations since its inception.

          The acquisition was accounted for as a recapitalization of Pac-Poly and Boheng because their stockholders and management have actual and effective operating control of the combined entity after the transaction. Pac-Poly and Boheng were jointly treated as the acquiring entity for accounting purposes and Camden was the surviving entity for legal purposes, with net liabilities of $16,371 being assumed by Pac-Poly and Boheng.  The combined company is considered to be a continuation of the operations of Pac-Poly and Boheng.  The issued and outstanding common stock of Pac-Poly and Boheng prior to the completion of acquisition was restated to reflect the 35,000,000 shares of stock issued by Camden.

          In addition to us, other investors in Xinhua C&D include Xinhua Bookstore Head Office, and eight other founding member corporations. Xinhua C&D has been established with the approval of the General Administration of Press and Publication of China, the Ministry of Commerce of China, and the General Office of the State Industry and Commerce Administration of China.

Recent Corporate Developments

          On March 15, 2005, we announced that, through a subsidiary company, we had executed a letter of intent with the County Government of Xihongmen District, Beijing for the right to use approximately 128 acres of land for a period of 50 years. This land in Beijing is to be used as a site for the phased development of a new, larger distribution and commercial center. This transaction is part of our strategic plan to ensure Xinhua C&D has the capacity to meet the needs of the anticipated explosive growth in demand for books and other publications in China over the next several years.

          The land lease transaction was initially executed between the County Government of Xihongmen District and Bangsheng Investments Co., Ltd. Bangsheng, a non-related Chinese company, subsequently assigned the lease to Pac-Poly. The terms of the lease call for annual lease payments to the County Government of Xihongmen District of approximately $1.9 million for the first five years of the lease, $2.2 million in years 6 through 10, and $2.4 million in years 11 through 50.

          Our goal is to modernize and expand retail book distribution in China on a national scale, and maximize opportunities in one of the largest and fastest growing economies in the world through our national license.  Xinhua C&D is authorized to conduct the publication and distribution business nationwide and can thereby provide worldwide publishers a conduit to directly distribute publications throughout China rather than seek approval in each province.

          A formal ceremony introducing its Xinhua C&D to the Chinese book industry was held in Beijing on April 24, 2005 at the Great Hall of the People. The date was chosen to coincide with the founding of the original Xinhua Bookstore, 68 years ago on April 24, 1937. Attending were senior officials of the Chinese government, our management and Xinhua C&D management, some of our investors and numerous representatives of the Chinese book industry.

In June 2005 our subsidiary Boheng executed a two-year licensing agreement with Hong Kong-based Reader’s Digest Association Far East Limited, a unit of Reader’s Digest Association, Inc.  The agreement grants Boheng an exclusive license for the publication in

Simplified Chinese characters, marketing, and sale of Reader’s Digest “Bilingual Series Volumes One through Five” in the People’s Republic of China.  The agreement is renewable by bilateral consent. We feel that this agreement is a good model for the importation of foreign content and intellectual property rights followed by translation and marketing though our national license system wholesale pipeline.

Latest Corporate Developments

          On November 15, 2005 we announced an agreement with Dial-A-Book, Inc. ("D-A-B"). The agreement is to establish an online portal of Chinese and English language book excerpts for use by wholesale and retail buyers in China. Users will be able to access both domestic excerpts, and more than 25,000 Chapter One(TM) English language book excerpts through Xinhua China's portal. The Xinhua China network reaches 12,800 government-owned bookstores, hundreds of independent bookstores, and many universities and libraries in China.

          Under the terms of the agreement, Dial-A-Book will also act as our consultant to develop a database of excerpts of 100,000 Chinese language titles for the national Chinese and world export markets. In addition, Dial-a-Book will consult with us to develop a similar database of English language titles to be sold in China. The database of excerpts of both Chinese and American books is scheduled for completion in late spring 2006. More than 100,000 Chinese excerpts are planned by mid-2007.

          On August 1, 2005 Pac-Poly announced an agreement of co-operation with the Beijing Riyue Hongcheng Commerce Trading Center. The agreement outlines new terms of a formal lease covering the development of our planned Book Distribution Center in Beijing, China.

          The original plan called for the project to be developed on approximately 128 acres of land. The new agreement covers only the 100 acres of that land already zoned for commercial use. The remaining 28 acres, currently zoned for agricultural use, are awaiting rezoning before being developed. The revised development site will contain a 3 million square feet book distribution center complex. As a result, the terms of the new agreement also provide for a corresponding reduction in the annual lease payments to $1.50 million for each of the first five years, $1.67 million in years 6 through 10, and $1.85 million in years 11 through 50. This agreement is a major step toward the signing of the Land Use Agreement, which will allow construction of the project to begin.

          Phase one of the development is expected to start once the required financing is in place. We are currently working to negotiate financing for the first phase of development.  This first phase involves construction of a 500,000 square foot publishers warehousing facility. Phase two of the project will develop approximately 1.5 million square feet of distribution space primarily for use by domestic publishers and us. Subject to raising the required financing costs, phase two should be completed by the end of 2006. The final phase of the project will be the construction of commercial space to house a book city retail operation, additional commercial venues, and an office tower. The final phase is expected to be completed in 2008.

          The completion of this project will enable us to better handle both current volume and the anticipated strong growth of demand for books in China.

          Xinhua C&D’s license for nationwide distribution of certain media goods may be impacted from time to time by governmental policies or pronouncements. New policy decisions issued in August 2005 by the Chinese Government's News Department and four other ministries indicate that Beijing will no longer approve licenses for foreign ownership of majority control of media companies in China; there is no indication that Xinhua C&D’s license is affected. The new policy limits the opportunities available to new foreign investors who want to participate in the growth and development of media industries in the country.

          Included are prohibitions of foreign investors from establishing or running news organizations, broadcasting stations, TV stations and film manufacturing companies, performing troupes, film imports, exports, and distribution. Foreign investors are also barred from wholly-owned new businesses such as book and magazine publishing, wholesale and imports and may only enter the material printing, book/magazine distribution, and artwork sales industries as part of a joint venture with a Chinese partner.

          While this will restrict new market entrants for the time being, the policy does not impact the ownership position we hold in Xinhua C&D or that subsidiary's position as one of the companies in book circulation and other segments of the Chinese media industry.

Subsidiaries

          We have two subsidiaries – Pac-Poly and Boheng.  We own 100% of Pac-Poly and 95% of Boheng.  Our business operations are conducted through Pac-Poly and Boheng, and the operating subsidiary Xinhua Publications Circulation & Distribution Co., Ltd. through a 57.67% interest.

DESCRIPTION OF PROPERTY

          Prior to September 20, 2005, Xinhua C&D rented warehouse and office space from Xinhua Bookstore, a 40% minority shareholder of Xinhua C&D. For the year ended June 30 2005, Xinhua C&D incurred rental expense of $169,745.

          In late September 2005, Xinhua C&D moved to a new warehouse and office building in Beijing China. The land and the new building are part of Xinhua Bookstore's capital contribution to Xinhua C&D. The building received final inspection approval for occupancy on July 15 2005. The 17,000-square-meter land has a fair market value of $5,456,089 on February 1 2005 and this amount was recorded as the cost of the land use right. The land use right will be amortized over 50 years (the length of the land use right) once the title is transferred to Xinhua C&D. The 36,992-square-meter 13-floor building has a fair market value of $20,091,753 on February 1 2005 and this amount was booked as the cost of the building. The building (plant) will be amortized over 50 years once the title is transferred to Xinhua C&D, and Xinhua C&D has occupied the premises.

          The building is mainly used as the warehouse for book distribution and some areas as office. At this moment, the title of land and the building has not been transferred to Xinhua C&D as the title transfer is still in process. Xinhua C&D has exclusive right to the land and the property. We have no intention to lease out the property. Xinhua Bookstore will be responsible for the insurance until the title is transferred to Xinhua C&D. Xinhua Bookstore has extended a shareholder loan of $16,989,910 to Xinhua C&D as of June 30, 2005. Xinhua Bookstore has an option to require we pledge the buildings owned by Xinhua C&D as security for the loans when the title is transferred to Xinhua C&D.

          At present Xinhua C&D continues to rent a 9,000 square-meter warehouse from Xinhua Bookstore for operational needs.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Plan of Operation

          On December 31, 2005 we had a working capital deficiency of $34,396,233 while on June 30, 2005, the working capital deficiency was $13,649,558. We have remained solvent due to funding from our shareholders and proceeds of a private placement as well as exercise of options.  During the next year we anticipate that we will have to raise capital in the form of equity financing from the sale of our common stock or some equivalent financing. However, we do not have financing arranged and we cannot provide assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our anticipated business in China.  In the absence of such timely financing, our business plan could well be subject to modification.

          Our annual financial statements for the year ended June 30, 2005 were the first we produced to be consolidated with our wholly-owned subsidiary Pac-Poly and our ninety-five percent owned subsidiary Boheng; the statements include the operations of the new operating subsidiary Xinhua C&D.  Xinhua C&D comprises the former circulation and distribution operations of the Xinhua Bookstore

Head Office.  For the foreseeable future, our earnings will most likely be exclusively derived from Xinhua C&D.  Xinhua C&D commenced operation on February 1, 2005, and the quarter included the 10-day Lunar New Year holiday period during which distribution operations were at a minimal level.  Thus, the financial statements for the year ended June 30, 2005 reflected the operating results of five months.  Since inception, management has been clearing out old stock, recognizing and reducing delinquent receivables and realizing uncollectible items while implementing modern systems, including computer systems.

          Xinhua C&D currently serves over 7,000 clients.  Xinhua C&D also has the authorization to distribute newspapers, periodicals, and electronic publications should it so choose.  At present the focus is very strongly on books.

          Our goal is to modernize and expand retail book distribution in China on a national scale, and maximize opportunities in one of the largest and fastest growing economies in the world through the only existing national license in the country.  Xinhua C&D is authorized to conduct the publication and distribution business nationwide and provide worldwide publishers a conduit to directly distribute publications throughout China rather than seek approval in each province.

          The distribution business for books is competitive and fragmented in China.  Estimates range up to 500 as to the number of entrants in this field.  It is the plan of our management that our economy of scale, our relationships with Chinese publishers and also with sub-distributors and retailers and our nationwide scope will assist us in maintaining and enhancing our competitive position.  The operations of the business are seasonal: winter and spring comprise typically two-fifths of revenues, and summer and fall comprise the remaining three-fifths.  To a degree this is the influence of the academic terms of schools and universities.  We intend to expand its business into other areas of media distribution to minimize the influence of seasonality.

          We have a total remaining funding commitment of approximately $16.8 million to Xinhua C&D, due in July of 2006.  We plan to use the anticipated $4 million proceeds from the sale of our secured convertible debentures to help finance Xinhua C&D.  We anticipate that we will need to raise approximately an additional $13 million dollars to further finance the working capital requirements of Xinhua C&D.  We anticipate raising these funds by completing some form of equity financing from the sale of our common stock or some equivalent financing. However, we do not have such financing arranged and we cannot provide assurance that we will be able to raise sufficient funding from the sale of our common stock to fund the working capital requirements of Xinhua C&D.

Results of Operations

          Net sales of $9,146,838 and $25,215,829 after taking into account sales discounts and sales return allowances, were generated during the three and six months ended December 31, 2005. We had a gross profit of $1,044,443 and $2,771,007 for those same periods which represents a gross margin of 11.4% and 10.8% on sales revenues.  However, the gross profits were less than the selling and general administrative expenses.  Compared with net sales of $15,496,537 for the five months ended in June 30, 2005, Xinhua C&D experienced a surge in sales due to seasonality in the three months ended September 30, 2005.  The gross profit for the year ended June 30, 2005 with five months operation from February 1, 2005 was $1,912,071 with a gross margin of 12.3%.  Approximately 75% of Xinhua C&D’s first quarter sales revenue came from textbook sales as Chinese colleges and universities start fall and spring terms in September and February each year. However, textbook sales have lower margin than general books and in our second quarter (ended December 31, 2005), we sold a smaller percentage of textbooks and sold a higher percentage of higher-margin general books. Included in the selling, general and administrative expenses during the three and six month periods, the major categories were salaries and benefits of $736,261 and $1,543,240, rental expenses of $155,328 and $267,702, and depreciation expenses of $345,924 and $417,049.  The total selling, general and administrative expenses for the year ended June 30, 2005 with five months operation from February 1, 2005 was $4,211,480.  We plan to reduce expenses; however there are no assurances that expenses can be reduced.  We have a stock option plan and for the three and six month periods ended December 31, 2005, the stock-based compensation charge was $918,550 and $1,873,763 while the stock-based compensation for the year ended June 30, 2005 was $3,534,507. There is approximately $1 million remaining of total unrecognized compensation cost related to non-vested share-based compensation arrangements, which is expected to be recognized over a weighted average period of the next 4 months.

          We have paid and accrued interest expense of $495,743 and $785,467 for the three and six month periods ended December 31, 2005 and, for the year-ended June 30, 2005 $520,875, of which $273,697 and $512,737 for the three and six month periods ended December 31, 2005 and $446,061 for the year ended June 30, 2005 was interest based on the costs of funding of loans received from a related party, Xinhua Bookstore for $16,471,463 for the period ended December 31, 2005 and $16,989,910 for the year ended June 30, 2005.  We have allocated $168,383 and $256,594 for the three and six month periods ended December 31, 2005 and $636,491 for the year ended June 30, 2005 of losses applicable to non-controlled shareholders in the subsidiary company operations. We anticipate that the rate of investment will continue to be high over the next two years as we convert to systems implementing real-time controls, expend resources and legal costs to develop co-marketing agreements and create new operating teams to improve logistics for the rapid supply of books and other media to clients and to speed up collection of accounts.

          Based on analysis of collectibility of accounts receivable, we have made provision of $10,253,803 for doubtful accounts. This provision represents 26.4% of total accounts receivable.  Based on the analysis of inventory aging information, we set up allowance of $2,478,775 for slow moving and obsolete inventory, about 13.5% of total inventory.

          We posted a net loss of $2,125,705 and $3,841,600 for the three and six month periods ended December 31, 2005.  For the year ended June 30, 2005 with five months operation since February 1, 2005, the loss was $5,651,870.

          Prior to the acquisition of Xinhua C&D, we were a mineral exploration company, called Camden Mines Limited. As our current business has no relation to mineral exploration, a comparison to financial reports of prior quarters cannot give meaningful guidance to investors.  It will be some time before financial analysis can show a clear pattern or trend emerging and being reflected in our financial statements.

          Because our current business affairs (book distribution) are unrelated to its prior venture (mineral exploration) the financial statements between this and the corresponding period in the prior year are essentially incomparable and have not been provided.

Liquidity and Capital Resources

          We incurred a net loss of $5,651,870 and $3,841,600 for the year ended June 30, 2005 and the six months ended December 31, 2005 respectively.  The accumulated deficit increased by $3,841,600 to $9,493,470.  We had a working capital deficiency of $34,396,233 as of December 31, 2005 and working capital deficiency of $13,649,558 as of June 30, 2005.  Our shareholders' equity changed from a positive of $204,326 as of June 30, 2005 to a deficiency of $1,574,970 at December 31, 2005.  The amount due to Xinhua Bookstore as well as the commitment to contribute the balance of the equity injection into Xinhua C&D becomes current in this fiscal year.  The auditors’ report in our financial statements as at June 30, 2005 includes an explanatory paragraph that states that we have generated net losses and have a working capital deficiency, factors which raise substantial doubt about our ability to continue as a going concern.

          During the six months ended December 31, 2005, our Board approved the issuance of convertible debentures that will raise $4 million.  On October 7, 2005, a principal shareholder provided an interest free advance amounting to $5.13 million to us.  Our ability to continue as a going concern is dependent upon maintaining profitable operations, the completion of the issuance of the convertible debentures and continued financial support from the major shareholders. There are no assurances that we will be successful in archiving these goals.

          We anticipate that we will continue to raise capital in the form of equity financing from the sale of its common stock but we do not yet have sufficient financing arranged.  We cannot provide assurance that we will be able to raise sufficient funding from the sale of our common stock to fund its anticipated business in China.  We are currently reviewing sources of financing by issuance of shares, debt instruments or combinations of debt and equity to fund our remaining approximate $16.8 million commitment to Xinhua C&D.  We may also negotiate or arrange bridge loans to meet the investment commitment.

          We have a total remaining funding commitment of approximately $16.8 million to Xinhua C&D, due in July of 2006.  We plan to use the anticipated $4 million proceeds from the sale of our secured convertible debentures to help finance Xinhua C&D.  We anticipate that we will need to raise approximately an additional $9 million dollars to further finance the working capital requirements of Xinhua C&D during the next six months.  We anticipate raising these funds by completing some form of equity financing from the sale of our common stock or some equivalent financing. However, we do not have such financing arranged and we cannot provide assurance that we will be able to raise sufficient funding from the sale of our common stock to fund the working capital requirements of Xinhua C&D.

Research and Development

          We are involved in book distribution, and have not incurred any research or development expenditures since we began operations.

Dividends

          Other than the stock dividend of two additional shares for each one share outstanding, which was effective July 29, 2004 and the stock dividend of four additional shares for each one share outstanding, which was effective May 15, 2001, our Board of Directors has never declared a dividend on its common stock.  We do not expect to pay dividends on its common stock in the foreseeable future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Consulting fees of $42,428 were paid to Sunray Development Ltd., a holding company owned by Henry Jung; and pursuant to a verbal consulting arrangement with Sinoglobe Worldwide Limited, which is beneficially owned by Derrick Luu, Sinoglobe Worldwide Limited receives $10,000 per month starting January 1, 2005 as a primary business management consultant to us.  Sinoglobe Worldwide Limited has received a total of $60,000 as compensation as of the fiscal year ended June 30, 2005.

          Pursuant to a stock purchase agreement, dated July 16, 2004, between Mr. Hugh Grenfal, Mr. Sergei Stetsenko and Mr. Xianping Wang, our current President and CEO, Mr. Wang acquired in aggregate 45,000,000 shares of our common stock from Mr. Grenfal and Mr. Stetsenko for consideration of $50,000.00 constituting approximately 73.70% of our outstanding capital stock.  This stock purchase agreement closed on August 5, 2004.  However, in conjunction with the acquisition of Pac-Poly and Boheng, Mr. Wang agreed to surrender for cancellation and return to our treasury 35,000,000 shares of our common stock from the 45,000,000 shares of common stock he acquired on August 5, 2004.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

          Our common stock is traded on the OTC Bulletin Board under the symbol "XHUA.OB".  The market for our common stock is limited, volatile and sporadic.  The following table sets forth the high and low sales prices relating to our common stock since our common stock was listed and posted for trading on the OTC Bulletin Board.  These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions, and may not reflect actual transactions.

Quarter ended
2002	High Trade	Low Trade
September 30	2.25	1.25
December 31	2.30	1.25

2003
March 31	2.50	1.25
June 30	2.46	1.30
September 30	3.25	1.31
December 31	3.00	2.00

2004
March 31	3.00	1.51
June 30	3.00	2.50
September 30	4.50	1.00
December 31	5.01	2.41

2005
March 31	5.30	4.24
June 30	4.96	1.75
September 30	2.40	1.85
December 31	4.80	2.05

Holders

          As of March 23, 2006, we had approximately 34 shareholders of record.

Dividends

          Other than the stock dividend of two additional shares for each one share outstanding, which was effective July 29, 2004 and the stock dividend of four additional shares for each one share outstanding, which was effective May 15, 2001, our Board of Directors has never declared a dividend on our common stock.  Our previous losses do not currently indicate the ability to pay any cash dividends, and we do not indicate the intention of paying cash dividends on our common stock in the foreseeable future.

Section 15(g) of the Securities Exchange Act of 1934

          Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by this Section 15(g), the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, Section 15(g) may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

          Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as "bid" and "offer" quotes, a dealers "spread" and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Equity Compensation Plan Information

          As at December 31, 2005, we have one compensation plan in place, our Stock Option Plan. This plan has been approved by our stockholders.

Number of Securities to be issued upon exercise of outstanding options	Weighted-Average exercise price of outstanding options	Number of securities remaining available for further issuance
3,977,000	$2.41	16,023,000(1)

(1) The maximum number of options issuable under our stock option plan is 20,000,000.

DIVIDEND POLICY

          Other than the stock dividend of two additional shares for each one share outstanding, which was effective July 29, 2004 and the stock dividend of four additional shares for each one share outstanding, which was effective May 15, 2001, our Board of Directors has never declared a dividend on its common stock.  We do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common shares other than as described below, we intend to retain future earnings for use in our operations and the expansion of our business.

EXECUTIVE COMPENSATION

          The following table summarizes the compensation of key executives during the last three complete fiscal years. No other officers or directors received annual compensation in excess of $100,000 during the last three complete fiscal years.

Summary Compensation Table

Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Hugh Grenfal, Jr. (1) President, CEO, Treasurer, CFO & Director	2004 2003	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Xianping Wang (3) President, CEO and Director	2005	50,000 (4)	0	0	0	475,000	0	0

(1)     Mr. Hugh Grenfal was appointed as our President, Treasurer and a director on September 24, 1999.  Mr. Grenfal has resigned as one of our directors and from all officer positions on September 3, 2004.
(2)     Mr. Xianping Wang was appointed as a director on August 5, 2004 and as the President and CEO on September 4, 2004.
(3)     Mr. Xianping Wang was to receive $10,000 per month starting February 2005, however, this amount has been accrued by Mr. Wang.  Therefore, for the fiscal year ended June 30, 2005, we had an outstanding obligation of $50,000 owing to Mr. Wang.

Option Grants in Last Fiscal Year
Name and Principal Position	Number of Options	Percentage of total Options granted	Exercise price	Expiration Date
Xianping Wang President, CEO and Director	475,000	11.6%	$2.40	September 22, 2009

          No long term incentive plan awards were made to any named executive officer during the fiscal year ended June 30, 2005 other than the option grant described above.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

          Our officers and directors may be reimbursed for any out-of-pocket expenses incurred by them on our behalf.  We presently have no pension, health, annuity, insurance, profit sharing or similar benefit plans.

          There were no formal arrangements under which our directors were compensated by us during the most recently completed fiscal year for their services solely as directors.

EMPLOYMENT CONTRACTS

          We have no employment contracts with any of our directors or officers.

FINANCIAL STATEMENTS

          Our consolidated financial statements are stated in United States Dollars (US$) and are prepared in conformity with generally accepted accounting principles of the United States of America.

          The following financial statements pertaining to Xinhua China Ltd. are filed as part of this registration statement:

(a)	Audited Financial Statements

          Report of Independent Registered Public Accounting Firm

          Consolidated Balance Sheet as of June 30, 2005

          Consolidated Statement of Operations for the year ended June 30, 2005

          Consolidated Statement of Stockholders’ Equity for the year ended June 30, 2005

          Consolidated Statement of Cash Flows for the year ended June 30, 2005

          Notes to Consolidated Financial Statements

(b)	Unaudited Financial Statements

          Consolidated Balance Sheet as of December 31, 2005

          Consolidated Statements of Operations for the three and six months ended December 31, 2005

          Consolidated Statement of Stockholders’ Equity for the six months ended December 31, 2005

          Consolidated Statements of Cash Flows for the three and six months ended December 31, 2005

          Notes to Consolidated Financial Statements

Consolidated Financial Statements

Xinhua China Ltd.
(formerly Camden Mines Limited)
(Expressed in United States dollars)
June 30, 2005

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Xinhua China Ltd.
(formerly Camden Mines Limited)

We have audited the consolidated balance sheet of Xinhua China Ltd. (formerly Camden Mines Limited) as at June 30, 2005 and the consolidated statements of operations, stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion in these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the consolidated financial position of the Company as at June 30, 2005 and the consolidated results of its operations and its cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company’s recurrent net losses and working capital deficiency raise substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada,                                                                  /s/ Ernst & Young LLP
October 7, 2005                                                                       Chartered Accountants

Xinhua China Ltd.
(formerly Camden Mines Limited)

CONSOLIDATED BALANCE SHEET
[Going concern uncertainties - See Note 1]
As at June 30                                                                       (Expressed in U.S. dollars)

                                                                                                                                                                   2005
                                                                                                                                                                       $

ASSETS
Current assets
Cash [notes 4 and 15]                                                                                                                      1,336,269
Restricted cash [notes 4 and 15]                                                                                                          362,516
Account receivable, including related party receivables
    of $5,926,629 [notes 5 and 9(e)]                                                                                                39,166,242
VAT receivable                                                                                                                                  5,964,445
Inventories [note 6]                                                                                                                         17,445,410
Prepayments [note 18(a)]                                                                                                                    126,917

Total current assets                                                                                                                      64,401,799

Property, plant and equipment [note 7]                                                                                           26,000,804
National distribution right [note 2(h)]                                                                                                6,167,000
Goodwill [note 3]                                                                                                                             6,173,992
Total assets                                                                                                                                 102,743,595

LIABILITIES AND SHAREHOLDER EQUITY
Current liabilities
Account payable and accrued liabilities [notes 8, 9(d) and 9(f)]                                                      76,231,392
Due to related parties [notes 9(a), 9(c) and 9(i)]                                                                              1,819,965

Total current liabilities                                                                                                                 78,051,357

Loans from related parties [notes 9(a) and 9(b)]                                                                            19,514,229

Total liabilities                                                                                                                              97,565,586

Non-controlling interest                                                                                                                     4,973,683

Commitments [note 16]

Shareholders’ equity
Common stock [note 14]                                                                                                                           618
Additional paid-in capital [note 14]                                                                                                   5,855,525
Accumulated other comprehensive income                                                                                                     53
Accumulated deficit [note 17]                                                                                                         (5,651,870)

Total shareholders’ equity                                                                                                                204,326

Total liabilities and shareholders’ equity                                                                                  102,743,595

See accompanying notes

Xinhua China Ltd.
(formerly Camden Mines Limited)

CONSOLIDATED STATEMENT OF OPERATIONS

Year ended June 30                                                                                              (Expressed in U.S. dollars)

                                                                                                                                                                   2005
                                                                                                                                                                       $

REVENUE
Sales revenue [notes 3 and 9]                                                                                                         15,496,537
Cost of sales [notes 3 and 9]                                                                                                          13,584,466

Gross profit                                                                                                                                        1,912,071

EXPENSES
Selling, general and administrative [note 9]                                                                                        4,211,480
Stock-based compensation [note 11]                                                                                               3,534,507

Total operating expenses                                                                                                               7,745,987

Operating loss before interest, other income (expense) and income tax                                              (5,833,916)
Interest and other income                                                                                                                        66,430
Interest expense [note 9]                                                                                                                    (520,875)
Income tax [note 10]                                                                                                                                     —

Loss before non-controlling interests                                                                                                 (6,288,361)
Non-controlling interests share of loss                                                                                                   636,491

Net loss for the year                                                                                                                     (5,651,870)

Loss per share - basic and diluted                                                                                                        (0.10)

Weighted average number of shares outstanding
- basic and diluted                                                                                                                         55,733,786

See accompanying notes

Xinhua China Ltd.
(formerly Camden Mines Limited)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

Year ended June 30                                                                                                       (Expressed in U.S. dollars)

	Common stock		Additional paid-in	Comprehensive	Other comprehensive	Accumulated	Total shareholders’
	Shares	Amount	capital	income (loss)	income (loss)	deficit	equity
	#	$	$	$	$	$	$

Recapitalization as a result of reverse acquisition [note 1]	35,000,000	350	(350)	—	—	—	—
Recapitalization to effect the acquisition of Camden [note 1]	61,056,375	611	(16,982)	—	—	—	(16,371)
Cancellation of common stock in connection with reverse acquisition [note 1]	(35,000,000)	(350)	350	—	—	—	—
Issuance of common stocks due to option exercise	100,700	1	243,373	—	—	—	243,374
Issuance of common stocks due to private placement	622,690	6	2,023,794	—	—	—	2,023,800
Stock-based compensation	—	—	3,534,507	—	—	—	3,534,507
Imputed interest on interest free advances from related parties [note 9]	—	—	70,833	—	—	—	70,833
Components of comprehensive income (loss)
- Foreign currency translation	—	—	—	53	53	—	53
- Net loss for year ended June 30, 2005	—	—	—	(5,651,870)	—	(5,651,870)	(5,641,870)

Comprehensive loss	—	—	—	(5,651,817)	—	—	—
Balance, June 30, 2005	61,779,765	618	5,855,525		53	(5,651,870)	204,326

See accompanying notes

Xinhua China Ltd.
(formerly Camden Mines Limited)

CONSOLIDATED STATEMENT OF CASH FLOWS

Year ended June 30                                                   (Expressed in U.S. dollars)

                                                                                                                                                                   2005
                                                                                                                                                                       $

OPERATING ACTIVITIES
Net loss for the year                                                                                                                          (5,651,870)
Items not involving cash:
    Depreciation                                                                                                                                       116,061
    Stock-based compensation                                                                                                              3,534,507
    Non-controlling interests share of loss                                                                                                (636,491)
    Imputed interest expenses                                                                                                                     70,833
Other assets and liabilities, net of effect of acquisitions:
    Accounts receivable                                                                                                                       (4,863,919)
    Inventory                                                                                                                                           412,080
    Prepayments                                                                                                                                      556,439
    Accounts payable and accrued liabilities                                                                                          3,876,497

Cash used in operating activities                                                                                                  (2,585,863)

INVESTING ACTIVITIES
Cash acquired in connection with acquisition of Xinhua C&D [note 3]                                                  353,249
Acquisition of equipment                                                                                                                      (153,153)

Cash provided by investing activities                                                                                                200,096

FINANCING ACTIVITIES
Loans from shareholders                                                                                                                     2,833,318
Contribution from non-controlling interests of Xinhua C&D                                                                     169,174
Repayment on advances from to related parties                                                                                  (1,185,114)
Restricted cash                                                                                                                                     (362,516)
Share issued for cash                                                                                                                          2,267,174

Cash provided by financing activities                                                                                             3,722,036

Increase in cash                                                                                                                                1,336,269
Cash, beginning of year                                                                                                                                 —

Cash, end of year                                                                                                                             1,336,269

Supplemental disclosure of cash flow information [note 13]
Cash paid for interest                                                                                                                            450,042
Cash paid for income taxes                                                                                                                            —

See accompanying notes

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   NATURE OF BUSINESS, GOING CONCERN UNCERTAINTY AND BASIS OF PRESENTATION

Nature of business

Camden Mines Limited (“Camden”) was incorporated in the State of Nevada, United States, on September 14, 1999. Up to September 2004, Camden was a non-operating shell company and was considered a development stage enterprise since its formation. Effective on October 12, 2004, Camden changed its name to Xinhua China Ltd. (“Parent Company”). The Parent Company has an office in Vancouver, Canada. Camden had no significant operations between July 1, 2004 and September 13, 2004.

The Parent Company, through its subsidiaries Pac-Poly Investments Limited (“Pac-Poly”) and Beijing Boheng Investments Ltd. (“Boheng”), operates in China. Both Pac-Poly and Boheng are investment holding companies jointly owning 57.67% interest in Xinhua Circulation and Distribution Co., Ltd. (“Xinhua C&D”) [note 3]. Xinhua C&D is authorized to distribute books, periodicals, human figure and representation art pictorials, audio video products, wholesale, retail and mail order of publicly distributed electronic publications, advertisement by domestic and foreign firms in certain categories of books, and classified advertisements in China. For the year ended June 30, 2005, the Parent Company and its subsidiaries had focused on the book distribution business only.

Going concern uncertainties

The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

The Company has incurred a net loss of $5,651,870 for the year ended June 30, 2005 and it has a working capital deficiency of $13,649,558 as at June 30, 2005. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Subsequent to the year end, the Board approved the issuance of convertible debentures that will raise around $4 million. On October 7, 2005, a principal shareholder provided an interest free advance amounting to $5.13 million to the Company [note 18(d)]. The ability of the Company to continue as a going concern is dependent upon the Company achieving profitable operations, the completion of the issuance of convertible debentures and continued financial support from its major shareholders. There are no assurances that the Company will be successful in achieving these goals.

These financial statements do not give effect to adjustments to the amounts and classifications of assets and liabilities that would be necessary should the Company be unable to continue as a going concern.

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   NATURE OF BUSINESS, GOING CONCERN UNCERTAINTY AND BASIS OF PRESENTATION (CONT'D.)

Basis of presentation

The accompanying consolidated annual financial statements have been prepared in accordance with U.S. generally accepted accounting principles.

These annual consolidated financial statements are those of the Parent Company, its 100% owned subsidiary Pac-Poly Investments Limited (“Pac-Poly”), its 95% owned subsidiary Beijing Boheng Investment and Management Co., Ltd. (“Boheng”), and its 56.13% owned subsidiary Xinhua Publications Circulation & Distribution Co., Ltd. (“Xinhua C&D”). Collectively, they are referred herein as the “Company”. Pac-Poly and Boheng jointly own a 57.67% interest in Xinhua C&D, an entity incorporated under the laws of the People’s Republic of China (“China”) on December 31, 2004.

On July 29, 2004, Camden issued two additional shares for each common stock outstanding effective as of the record date of July 29, 2004. All per share amounts have been retroactively adjusted to reflect the stock split. In connection with the stock split, the authorized share capital was increased from 100 million to 500 million. On September 14, 2004, Camden signed two separate Share Purchase Agreements (“Agreement”), whereby Camden issued 35,000,000 shares of its common stock in exchange for a 100% interest in Pac-Poly, a company incorporated under the laws of the International Companies Business Act Cap 291 of British Virgin Islands, and a 95% interest in Boheng, a company incorporated under the laws of China. The stockholders of Pac-Poly and Boheng received 16,387,000 and 18,613,000 shares of Camden’s common stock, respectively. As part of the Agreement, a shareholder of the Camden cancelled 35,000,000 shares of common stock of Camden. Immediately prior to the share exchange, Pac-Poly and Boheng were under common control. Boheng spun off all of its business and net assets to its president and became a non-operating shell company. Pac-Poly had no significant operations since its inception. Pac-Poly and Boheng commenced their businesses on acquisition of publication distribution business effective July 1, 2004. Pac-Poly and Boheng were jointly treated as the acquiring entity for accounting purposes and Camden was the surviving entity for legal purposes with net liabilities of $16,371 (consists of $130 cash and $16,501 current liabilities) being assumed by Pac-Poly and Boheng. The combined company is considered to be a continuation of the operations of Pac-Poly and Boheng. The issued and outstanding common stock of Pac-Poly and Boheng prior to the completion of acquisition was restated to reflect the 35,000,000 stock issued by Camden.

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.  SIGNIFICANT ACCOUNTING POLICIES

[a] Principles of consolidation

These consolidated financial statements include the financial statements of the parent company, its 56.13% owned subsidiary, Xinhua C&D, its 100% owned subsidiary, Pac-Poly Investments Limited, and its 95% owned subsidiary, Boheng. All significant inter-company transactions have been eliminated.

[b] Comparative numbers

Comparative balance sheet, consolidated statements of operations and cash flows for the corresponding period are not presented, as prior to the reverse capitalization, the Company had only nominal capital and operations.

[c] Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[d] Cash and cash equivalents

Cash equivalents usually consist of highly liquid investments that are readily convertible to cash with maturities of three months or less when purchased. As of June 30, 2005, cash and cash equivalents consists of cash only.

[e] Accounts receivable

Accounts receivable are recorded at face value less an allowance for doubtful accounts. The allowance for doubtful accounts is an estimated amount based on an analysis of current business and economic risks, customer credit-worthiness and specific identifiable risks that may indicate a potential loss. The allowance is reviewed regularly to ensure that it adequately provides for all reasonably expected losses.

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.   SIGNIFICANT ACCOUNTING POLICIES (cont'd.)

[f] Inventories

Inventories consist primarily of books and are stated at the lower of cost or net realizable value, with cost being determined on a weighted average basis. A majority of the inventories carry the right of return to publishers. Allowance for slow-moving and obsolescence is an estimate amount based on an analysis of current business and economic risks, the duration of the inventories held, whether the inventories carry the right of return to publishers and other specific identifiable risks that may indicate a potential loss. The allowance is reviewed regularly to ensure that it adequately provides for all reasonable expected losses.

[g] Property, plant and equipment

Property, plant and equipment are recorded at cost. Significant additions and improvements are capitalized, while repairs and maintenance are charged to expenses as incurred. Amortization of property, plant and equipment is computed using the straight-line method based on the estimated useful lives of the assets as follows:

Land use right                                                                        50 years
Buildings                                                                                50 years
Equipment and machinery                                                   5 - 8 years
Motor vehicles                                                                         8 years

[h] National distribution right

The national distribution right enables the Company, through its subsidiary, Xinhua C&D, to distribute books and publications in all provinces in China without the need to obtain individual provincial approval. The intangible asset is acquired as part of the acquisition of Xinhua C&D at fair value. Management expects the right will be renewed indefinitely for nominal periodic renewal costs. Hence, the fair value of the national distribution right is not amortized but will be subject to review for impairment whenever events or changes in circumstances indicate that the carrying value of the intangible asset may not be recoverable from the future undiscounted net cash flows expected to be generated by the right. If the intangible asset is not fully recoverable, an impairment loss would be recognized in that period for the difference between the carrying value of the intangible asset and its estimated fair value based on discounted net future cash flows or quoted market prices. There have been no impairment losses recognized to date.

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.  SIGNIFICANT ACCOUNTING POLICIES (cont'd.)

[i] Goodwill

Goodwill is the residual amount that results when the purchase price of an acquired business exceeds the sum of amounts of allocated to the identifiable tangible and intangible assets acquired, net of liabilities assumed, based on their fair values. Goodwill is not amortized and is tested for impairment annually or more frequently if events or changes in circumstance indicate that the asset might be impaired. Impairment is assessed through a comparison of the carrying amount of the reporting unit with its fair value. When the fair value of a reporting unit is less than its carrying amount, goodwill of the reporting unit is considered to be impaired. Any impairment of goodwill will be expensed in the period of impairment.

[j] Impairment of long-lived assets

The Company has adopted Statement of Financial Accounting Standards (“SFAS”) No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”. Long-lived assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable from the future undiscounted net cash flows expected to be generated by the asset. If the asset is not fully recoverable, an impairment loss would be recognized in that period for the difference between the carrying value of the asset and its estimated fair value based on discounted net future cash flows or quoted market prices. There have been no impairment losses recognized to date.

[k] Income taxes

The Company has adopted Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes”, which requires the Company to recognize deferred tax liabilities and assets using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statements carrying values and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Future income tax assets are recorded in the financial statements if realization is considered more likely than not.

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.  SIGNIFICANT ACCOUNTING POLICIES (cont'd.)

[l] Revenue recognition

Sales revenue is recognized when persuasive evidence of an arrangement exists, the price is fixed and final, delivery has occurred and there is reasonable assurance of collection of the sales proceeds. The Company generally obtains purchase authorizations from its customers for a specified amount of products at a specified price and considers delivery to have occurred when the customer takes possession of the products. The net sales incorporate offsets for discounts and sales returns. Revenue is recognized upon delivery, risk and ownership of the title is transferred and a reserve for sales returns is recorded even though invoicing may not be completed. The Company has demonstrated the ability to make reasonable and reliable estimates of products returns in accordance with SFAS No. 48, Revenue Recognition When Right of Return Exists.

Shipping and handling fees billed to customers are included in sales. Costs related to shipping and handling are part of selling, general and administrative expenses in the consolidated statements of operations. EITF No. 00-10, Accounting for Shipping and Handling Fees and Costs allows for the presentation of shipping and handling expenses in line items other than cost of sales. For the year ended June 30, 2005, $70,666 related to shipping and handling costs was included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

[m] Foreign currency transactions

The parent company and its subsidiaries, Pac-Poly, Boheng and Xinhua C&D, maintain their accounting records in their functional currencies, i.e. U.S. dollars, U.S. dollars, Renminbi Yuan (“RMB”) and RMB respectively.

The parent company and Pac-Poly translate foreign currency transactions into its functional currency in the following manner: At the transaction date, each asset, liability, revenue and expense denominated in foreign currencies are translated into the functional currency by the use of the exchange rate in effect at that date. At the year end, foreign currency monetary assets, and liabilities are re-evaluated into the functional currency by using the exchange rate in effect at the balance sheet date. The resulting foreign exchange gains and losses are included in operations.

The assets and liabilities of the foreign subsidiaries, Xinhua C&D and Boheng are translated into U.S. dollars at exchange rates in effect at the balance sheet date. Revenue and expenses are translated at average exchange rate. Gain and losses from such translations are included in stockholders’ equity, as a component of other comprehensive income.

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.  SIGNIFICANT ACCOUNTING POLICIES (cont'd.)

[n] Stock-based compensation

The Company has adopted the fair value method of accounting for stock-based compensation recommended by of Statement of Financial Accounting Standards No. 123 (SFAS 123), “Accounting for Stock-based Compensation” with respect to the recognition, measurement, and disclosure of all stock-based compensation and other stock-based payments to employees and non-employees. Stock-based compensation granted to employees and non-employees is expensed at fair values as determined using the Black-Scholes option valuation model.

[o] Advertising expenses

Advertising costs are expensed as incurred and included in selling expenses. There was no advertising cost incurred for the year ended June 30, 2005.

[p] Comprehensive income

The Company has adopted SFAS No. 130, “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders’ Equity. The Company’s comprehensive income consists of net earnings (loss) and foreign currency translation adjustments.

[q] Earnings (loss) per share

Basic earning (loss) per share is computed using the weighted average number of shares outstanding during the period. The Company adopted SFAS No. 128, “Earnings per Share”. Diluted loss per share is equal to the basic loss per share for the periods presented because common stock equivalents that are outstanding are anti-dilutive. However, they may be dilutive in future.

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.  SIGNIFICANT ACCOUNTING POLICIES (cont'd.)

[r] Accounting for derivative instruments and hedging activities

The Company has adopted the Statement of Financial Accounting Standards No. 133 (SFAS 133), Accounting for Derivative Instruments and Hedging Activities, which requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

The Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes.

[s] New accounting pronouncements

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs—an amendment of ARB No. 43, Chapter 4”, which is the result of the FASB’s project to reduce differences between U.S. and international accounting standards. SFAS No. 151 requires idle facility costs, abnormal freight, handling costs, and amounts of wasted materials (spoilage) be treated as current-period costs. Under this concept, if the costs associated with the actual level of spoilage or production defects are greater than the costs associated with the range of normal spoilage or defects, the difference would be charged to current-period expense, not included in inventory costs. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of SFAS No. 151 does not have an impact on the Company’s consolidated financial statements.

In December 2004, the FASB issued SFAS No. 123(R), “Accounting for Stock-Based Compensation”. SFAS 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123(R) requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. Prior to SFAS 123(R), only certain pro-forma disclosures of fair value were required. SFAS 123(R) shall be effective for the Company as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The adoption of this new accounting pronouncement does not have a material impact on the Company’s consolidated financial statements.

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.  SIGNIFICANT ACCOUNTING POLICIES (cont'd.)

[s] New accounting pronouncements (cont’d.)

In May 2005, the FASB issued Statement of Financial Accounting Standards SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS 154 requires retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The adoption of this new accounting pronouncement does not have a material impact on its consolidated financial position, results of operations or cash flows.

3.  ACQUISITION OF XINHUA PUBLICATIONS CIRCULATION AND DISTRIBUTION CO., LTD. ("XINHUA C&D")

In September 2004, Pac-Poly and Boheng jointly entered into an Investment Agreement (“Investment Agreement”) with Xinhua Bookstore (Main Store) (“Xinhua Bookstore”) to acquire a 57.67% interest in publication distribution business in China. Pursuant to the Investment Agreement, Xinhua Bookstore transferred the publication distribution business into a newly formed Chinese company, called Xinhua C&D. Pac-Poly and Boheng agreed to contribute $20.9 million (RMB173 million) in cash in exchange for 57.67% interest in Xinhua C&D. 20% of $20.9 million is payable within two months of closing the transaction and the remaining is payable within six months of closing. The eight other founding member corporations (“Other Investors Group”) agreed to contribute $0.8 million (RMB7 million) in cash in exchange for 2.33% interest in Xinhua C&D. 20% of $0.8 million is payable within two months of closing the transaction and the remaining is payable within six months of closing. As of June 30, 2005, a total of $4.34 million was paid by Pac-Poly, Boheng and the other investors group in accordance with the payment schedule. The due date for the remaining cash contribution of 80% amounting to $17.36 million originally expired on August 1, 2005 has been extended to July 31, 2006. Pursuant to a letter of confirmation dated October 7, 2005, Xinhua Bookstore has agreed to reduce the long-term loan it extended to Xinhua C&D should any receivables acquired by Xinhua C&D become uncollectible.

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.  ACQUISITION OF XINHUA PUBLICATIONS CIRCULATION AND DISTRIBUTION CO., LTD. ("XINHUA C&D") (cont’d.)

The acquisition was completed on February 1, 2005 and has been accounted for by the purchase method. The purchase price was determined by the fair value of the consideration given up, being 42.33% of $20.9 million or $8,845,000, was allocated to the assets acquired and liabilities assumed based on the fair values on the date of acquisition in the following table.

                                                                                                                                                                   2005
                                                                                                                                                                       $

Cash                                                                                                                                                        301,000
Accounts receivables and prepayments                                                                                                20,134,000
Inventories                                                                                                                                          10,298,000
Property, plant and equipment                                                                                                             14,973,000
National distribution right                                                                                                                       6,167,000
Goodwill                                                                                                                                               6,167,000
Accounts payable and accrued liabilities                                                                                             (38,887,000)
Bank loans                                                                                                                                        (10,308,000)

Total                                                                                                                                                    8,845,000

The operating results of Xinhua C&D from February 1, 2005 to June 30, 2005 are included in the consolidated statements of operations. The following pro-forma financial information is presented as if the Xinhua C&D acquisition had been made on July 1, 2004, at the beginning of fiscal 2005. Prior to the acquisition, Xinhua C&D was a division of Chinese government owned entity, Xinhua Bookstore. The unaudited pro-forma information was derived from Xinhua Bookstore and they are not necessarily indicative of the results that may be expected for future years. Many components of the division’s results may not be recurring due to the nature of previous operations as a communist government division.

                                                                                                                                                                  $

Net sales                                                                                                                                            48,993,000
Net loss                                                                                                                                                   554,000
Loss per share - basic and diluted                                                                                                                  0.01

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4. CASH

At June 30, 2005, cash comprises $73,630 denominated in U.S. dollars and $1,625,155 denominated in Chinese Reminbi (RMB13,448,972). Included in the cash balance, $362,516 (RMB3,000,000) is held in a margin deposit account where withdrawal is restricted until the full repayment of an advance of $1,208,386 (RMB10,000,000) extended to Xinhua Bookstore by a bank. The proceed of the advance was used to make a payment to a supplier for book purchases for and on behalf of Xinhua C&D [note 9(i)].

5. ACCOUNTS RECEIVABLE

                                                                                                                                                                       $

Trade accounts receivable                                                                                                                  43,135,137
Trade accounts receivable - related parties [note 9(e)]                                                                        5,926,629
Allowance for doubtful accounts                                                                                                         (9,997,319)

                                                                                                                                                         39,064,447

Other receivable                                                                                                                                    101,795

Total                                                                                                                                                 39,166,242

6. INVENTORIES

                                                                                                                                                                       $

Books and publications                                                                                                                      18,730,348
Allowance for slow-moving and obsolescence                                                                                     (2,585,725)

                                                                                                                                                          16,144,623
Goods-in-transit                                                                                                                                   1,264,689
Packaging materials                                                                                                                                   36,098

Total                                                                                                                                                  17,445,410

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.   PROPERTY, PLANT AND EQUIPMENT

                                                                                                                     Accumulated                   Net book
                                                                                  Cost                           amortization                       value
                                                                                     $                                        $                                    $

Land use right                                                     5,456,089                                    —                           5,456,089
Buildings                                                           20,091,753                                    —                         20,091,753
Equipment and machinery                                       420,583                              99,374                             321,209
Motor vehicles                                                      148,440                               16,687                             131,753

Total                                                                26,116,865                         116,061                            26,000,804

The buildings comprise a warehouse and office complex. The construction of the buildings and the final inspection by the local government were completed in June, 2005. At the balance sheet date, the title of the land use right as well as the buildings remain vested with Xinhua Bookstore, the non-controlling interest shareholder owning 40% interest in Xinhua C&D. The Company is in the process of applying for the title documents of the land use right and buildings. Amortization of the land use right and buildings commenced subsequent to the year end date following the move of Xinhua C&D’s operations into the new premises [note 18(e)].

8. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES
                                                                                                                                                             $

Trade accounts payable                                                                                                                73,341,068
Other payables                                                                                                                               1,095,168
Income and business taxes payable                                                                                                    730,734
Accrued expenses                                                                                                                             956,737
Salaries and benefits payable                                                                                                              107,685

Total                                                                                                                                             76,231,392

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.   RELATED PARTY TRANSACTIONS

Related party transactions entered into the normal course of business recorded at the exchange amount which are not disclosed elsewhere in the consolidated financial statements are as follows:

[a]   During the year ended June 30, 2005, the Company received three interest free loans totaling $2,833,319 from two shareholders of the Company. The amount comprises two loans totaling $2,524,319 (RMB20,890,000) and a $309,000 US dollar loan. The loans are unsecured and repayable on July 31, 2006 with respect to RMB20,890,000 million and on demand with respect to $309,000. A total interest expense of $70,833 is imputed at 6% per annum, being the current borrowing rate available to the Company and credited to additional paid-in capital.

[b]   During the year ended June 30, 2005, the Company received various loans from Xinhua Bookstore, the non-controlling interest shareholder owning 40% interest in Xinhua C&D, as set out below. The loans are unsecured and repayable on July 31, 2006. Interest is payable quarterly based on the cost of funding of the loans to Xinhua Bookstore. Total interest paid for the year was $446,061 (RMB3,691,382).

                                                                                                                                                        $

Shareholder loans: consist of six loans totaling
    RMB140,600,000, bearing interest at 5.58% or
    5.74% per annum, interest is payable quarterly.                                                                      16,989,910

Xinhua Bookstore has an option to require the Company to provide the buildings owned by Xinhua C&D as security to the loans. As of June 30, 2005, Xinhua Bookstore has not executed this option.

Pursuant to a letter of confirmation dated October 7, 2005, Xinhua Bookstore has agreed to reduce the long-term loan extended to Xinhua C&D should any receivables acquired by Xinhua C&D which become uncollectible [note 3]

[c]   During the year ended June 30, 2005, Xinhua C&D rented facilities, including office and warehouse, from Xinhua Bookstore, a non-controlling interest shareholder of Xinhua C&D. The total rental expense was $169,745 (RMB1,404,727) since Xinhua C&D started operations on February 1, 2005. Xinhua Bookstore charged utilities (water and electricity) for the rented facilities with a total amount of $58,862 (RMB487,117). Balance owed to Xinhua Bookstore by Xinhua C&D at June 30, 2005 amounted to $302,579 (RMB2,503,994).

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.   RELATED PARTY TRANSACTIONS (cont'd.)

[d]   During the year ended June 30, 2005, Xinhua C&D made purchases in the normal course of business totaling $217,351 from vendors in which Xinhua Bookstore is a major shareholder as follows:

                                                                                                                                                                $

Shanghai Donghua Books Distribution and Agency Co., Ltd. (RMB2,700)                                             326
Nanhai Xinhua (Beijing) Culture Development Co., Ltd. (RMB465,702)                                            56,275
Jinhua Books Distribution Co., Ltd. (RMB1,330,285)                                                                      160,750

As of June 30, 2005, Shanghai Donghua Books Distribution and Agency Co., Ltd. owes Xinhua C&D $524 (RMB4,335). The balances owed to Nanhai Xinhua (Beijing) Culture Development Co., Ltd. and Jinhua Books Distribution Co., Ltd. are $46,477 (RMB384,420) and $188,883 (RMB1,563,101), respectively.

[e]   During the year ended June 30, 2005, Xinhua C&D made sales in the normal course of business totaling $1,606,713 (RMB13,296,346) to companies in which Xinhua Bookstore is a major shareholder as follows:

                                                                                                                                                               $

Xinhua Audio Video Lease and Distribution Co., Ltd. (RMB765,441)                                                92,495
Beijing Xinhua Qiusuo Books Chain Store Co., Ltd. (RMB5,320,781)                                             642,956
Jinhua Books Distribution Co., Ltd. (RMB510)                                                                                         62
Chengdu Distribution Branch (RMB1,338,892)                                                                                161,790
Liaoning Distribution Branch (RMB5,870,722)                                                                                 709,410

As of June 30, 2005, Xinhua C&D is owed a total of $5,926,629 (RMB49,045,822), representing approximately 12% of trade amounts receivable outstanding, from companies in which Xinhua Bookstore is a major shareholder as follows:

                                                                                                                                                               $

Xinhua Audio Video Lease and Distribution Co., Ltd. (RMB1,530,536)                                           184,948
Beijing Xinhua Qiusuo Books Chain Store Co., Ltd. (RMB15,458,023)                                        1,867,926
Jinhua Books Distribution Co., Ltd. (RMB7,956,730)                                                                      961,480
Chengdu Distribution Branch (RMB5,863,017)                                                                                708,479
Liaoning Distribution Branch (RMB18,237,516)                                                                            2,203,796

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.   RELATED PARTY TRANSACTIONS (cont'd.)

[f]    For the year ended June 30, 2005, Xinhua C&D made purchases in the normal course of business amounting to $730,329 (RMB6,043,838) and as at June 30, 2005, owes a total of $5,328,665 (RMB44,097,367) to seven minority shareholders in Xinhua C&D who collectively held a 2% interest in the company, as follows:

                                                                                                                                                          $

People’s Publishing House (RMB4,324,420)                                                                                  522,557
Sanlian Bookstore (RMB1,224,129)                                                                                              147,922
China Map Publishing House (RMB10,794,073)                                                                         1,304,341
Commercial Press (RMB21,112,573)                                                                                         2,551,214
People’s Literature Publishing House (RMB4,275,443)                                                                  516,639
The Great Encyclopedia of China Publishing House (RMB1,232,304)                                             148,910
Jieli Publishing House (RMB1,134,425)                                                                                          137,082

Total amount due to the publishers/minority shareholder of Xinhua C&D represents 7.2% of total trade accounts payable amount.

[g]   During the year ended June 30, 2005, Xinhua C&D has generated sales of $10,818,090 (RMB89,525,105) from book sales to various retail bookstores that are owned by the respective government entities where they are located. At June 30, 2005, the total amount owed by these retail bookstores represents approximately 56% of trade accounts receivable outstanding.

[h]   During the year ended June 30, 2005, the Company incurred $102,428 consulting fees to directors of the Company and a director of Xinhua C&D. This amount was included in selling, general and administrative expenses in the accompanying consolidated statement of operations.

[i]    As of June 30, 2005, Xinhua Bookstore has made an unsecured advance payment of $1,208,386 (RMB10,000,000) made on behalf of Xinhua C&D to one of the publishers for books purchased. This amount due to Xinhua Bookstore bears interest at 4.32% per annum and has no fixed term of repayment. The amount was included as part of the due to related parties. Xinhua Bookstore financed this advance payment from its own banking facilities. The bank held $362,516 (RMB3,000,000) of cash in a margin deposit account maintained and owned by Xinhua C&D for the advance. The cash will only be released upon full repayment of the advance outstanding [note 4].

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.   INCOME TAXES

Xinhua C&D and Boheng are subject to income taxes in China on its taxable income as reported in its statutory accounts at a tax rate of 33% in accordance with the relevant income tax laws. Pac-Poly is a BVI company and is not subject to income taxes. The parent company is subject to US taxes at 35%.

The tax effects of temporary differences that give rise to significant components of the deferred income tax assets (liabilities) are presented below:

                                                                                         US                          China                       Total
                                                                                           $                                $                            $

Stock-based compensation                                         1,237,000                          —                  1,237,000
Operating loss carry forwards                                        395,000                   326,000                   721,000

Total deferred tax assets                                             1,632,000                   326,000                1,958,000
Less: valuation allowance                                         (1,632,000)                  (326,000)             (1,958,000)

Net deferred tax assets                                                       —                             —                            —

The Company has non-capital losses carried forward in the U.S. of $1,128,608 which expire in 2025 and non-capital losses in China of $519,244 in its 57.67% owned Chinese subsidiaries which expire in 2010. The non-capital losses in the filed tax returns of subsidiaries in China has been reduced by tax liabilities assumed from the acquisition of the business.

The Company has recognized a valuation allowance for the future tax assets for which it is more likely than not that realization will not occur. The valuation allowance is reviewed periodically. When circumstances change and this causes a change in management’s judgment about the realizability of deferred tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.   INCOME TAXES (cont'd.)

The reconciliation of income tax rate to the effective income tax rate based on income (loss) before income taxes stated in the consolidated statements of operations is as follows:

                                                                                                                                                                         $

Net loss before tax but after non-controlling interests                                                                               (5,651,870)
Statutory income tax rate                                                                                                                                    35%

                                                                                                                                                              (1,978,155)
Less:
    Effect of income subject to tax in a foreign jurisdiction                                                                               19,775
    Valuation allowances on stock-based compensation and
          loss carried forward                                                                                                                      1,958,380

                                                                                                                                                                            —

The Company, through its subsidiaries, conducts a significant amount of its business in China. China currently has a number of laws related to various taxes imposed by both federal and regional governmental authorities. Applicable taxes include value added tax, corporate income tax (profits tax), payroll (social) taxes, together with others. In contrast to more developed market economies, the implementation of regulations and laws related to these taxes are often unclear or non-existent. Often, differing opinions regarding legal interpretation exist both among and within government ministries and organizations; thus, creating uncertainties and areas of conflict.

Tax declarations, together with other legal compliance areas (as examples, customs and currency control matters) are subject to review and investigation by a number of authorities, who are enabled by law to impose extremely severe fines, penalties and interest charges. These facts create tax risks in China substantially more significant than typically found in countries with more developed tax systems.

The risk remains that the relevant authorities could take differing positions with regard to interpretive issues and the effect could be significant. The fact that a year has been reviewed does not close that year, or any tax declaration applicable to that year, from further review.

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.   STOCK OPTION PLAN

The board of directors approved a Stock Option Plan (the “Plan”) effective on September 4, 2004 pursuant to which directors, officers, employees and consultants of the Company are eligible to receive grants of options for the Company’s common stock. The plan has a life of ten (10) years and expires on September 4, 2014. A maximum of 20,000,000 common shares have been reserved under the plan. Each stock option entitles its holder to purchase one common share of the Company. Options may be granted for a term not exceeding ten years from the date of grant. The plan is administered by the board of directors.

On September 23, 2004, 4,100,000 stock options under the Plan were granted to its directors, officers, employees and consultants with the exercise price of $2.40 per share, being the market price at the time of the grant. These options vest at different periods from 18 months to 27 months from the date of grant depending on the optionee and all of these options have a life of five (5) years from the grant date.

On October 1, 2004 and October 23, 2004, a total of 180,000 stock options under the Plan were granted to its consultants with the exercise prices of $2.62 and $3.05 per share respectively, being the market price at the time of the grant. These options vest from October 2004 to October 2005 and have a life of approximately one (1) year from the grant date. Among the 180,000 options, 45,000 were forfeited due to cancellation of consulting agreement with one of the consultants.

On February 14, 2005, a total of 20,000 stock options under the Plan were granted to a consultant with the exercise price of $4.70 per share, being the market price at the time of the grant. These options vest from February 2005 to July 2006 and have a life of approximately one and a half (1.5) years from the grant date.

The Company charged $3,534,507 stock-based compensation in relating to selling, general and administrative expenses to operations for the year ended June 30, 2005 by applying the fair value method in accordance with SFAS No. 123. The fair value of the stock options granted for the year ended June 30, 2005 was estimated at $1.54 per share, using the Black-Scholes Option Pricing Model with the following weighted average assumptions: risk-free interest rate of 3.26%, dividend yield of 0%, volatility of 80% and expected lives of 4.61 years.

During the year, five individuals, two of whom are directors of the Company, exercised in aggregate 100,700 stock options at prices between $2.40 and $2.62 per share for total cash proceeds of $243,374.

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.  STOCK OPTION PLAN (cont’d.)

The following is a summary of the stock option information for the year ended June 30, 2005.

                                                                                                                                                     Weighted average
                                                                                                                     Options                      exercise price
                                                                                                                           #                                      $

Granted in September 2004                                                                          4,100,000                           $2.40
Granted in October 2004                                                                                 180,000                           $2.91
Forfeited                                                                                                          (95,000)                          $2.62
Granted in February 2005                                                                                 20,000                           $4.70
Exercised in March 2005                                                                                   (7,700)                          $2.62
Exercised in May 2005                                                                                    (93,000)                          $2.40

Options outstanding at June 30, 2005                                                           4,104,300                           $2.43

Options outstanding	Options exercisable
                                                                       Weighted average      Weighted                                           Weighted
     Range of                        Number                     remaining      average exercise          Number        average exercise
exercise prices                 outstanding              contractual life            price                 exercisable               price
           $                                    #                                  #                          $                            #                          $

  2.01 - 3.00                       3,964,300                        3.90                    2.40                 1,988,050                   2.40
  3.01 - 4.00                          120,000                        0.25                    3.05                      80,000                   3.05
  4.01 - 5.00                            20,000                        1.08                    4.70                        5,000                   4.70

                                          4,104,300                        3.77                    2.43                 2,073,050                    2.43

As of June 30, 2005, there was approximately $3 million of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted average period of 10 months.

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.   SEGMENTED INFORMATION

The Company operates exclusively in the publication distribution sector. The Company’s business is considered as operating in one segment based upon the Company’s organizational structure, the way in which the operation is managed and evaluated, the availability of separate financial results and materiality considerations. All the revenues are generated in China. The Company’s assets by geographical location are as follows:

                                                                                                                                                                     $

Assets
North America                                                                                                                                           80,561
China                                                                                                                                                                                                102,663,034

Total                                                                                                                                                 102,743,595

13. NON-CASH TRANSACTION

During the year ending June 30, 2005, the Company issued 35,000,000 common shares in exchange for a 100% interest in Pac-Poly and 95% interest in Boheng. In connection with the share exchange, 35,000,000 shares of the Company were cancelled [also see note 1].

14.  COMMON STOCK AND WARRANTS

[a] Authorized

During the year, the authorized capital stock of the Company increased from $1,000 consisting of 100,000,000 shares of common stock of par value $0.00001 each to $5,000 consisting of 500,000,000 shares of common stock of par value $0.00001 each.

[b] Issued

                                                                                                                          Number of
                                                                                                                        common stock                       $

Recapitalization to effect the acquisition of Camden [note 1]                               61,056,375                   (16,371)
Cancellation of common stock in connection with
reverse acquisition [note 1]                                                                               (35,000,000)                        —
Recapitalization as a result of reverse acquisition [note 1]                                    35,000,000                         —
Issuance pursuant to private placement                                                                     622,690                 2,023,800

Issuance pursuant to option exercise                                                                         100,700                   243,374
                                                                                                                          61,779,765                 2,250,803

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.  COMMON STOCK AND WARRANTS (cont’d.)

During the year ended June 30, 2005, the Company completed a private placement with certain individuals for 622,690 units at $3.25 per unit for total cash proceeds of $2,023,800. Each unit consists of one share of common stock and one-half of one non-transferable share purchase warrant. The warrants will expire on the earlier of:

[a] two years from the date of issuance; and

[b] fifteen business days from date that the Company provides notice in writing to the subscriber that the Company’s common shares have been trading or traded at a price of $7 or more for a period of ten days.

The warrant shares shall have an exercise price of $4.50 per warrant share for the first twelve months, and if still available after twelve months, the warrant shares shall have an exercise price of $4.60 per warrant share starting on the first day of the second twelve month period and increasing by $0.10 on the first day of each subsequent month thereafter until expiration of the warrants. Warrants outstanding at June 30, 2005 will lead to the issuance of a total of 311,345 additional shares of common stock if fully exercised.

15. FINANCIAL INSTRUMENTS

The fair values of financial instruments are estimated at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

The carrying value of cash balances, accounts receivable, accounts payable and accrued liabilities, and due to related parties approximate their fair value. The fair value of long-term debts is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for debt with similar remaining maturities.

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15.   FINANCIAL INSTRUMENTS (cont’d.)

The Chinese Renminbi is not a freely convertible currency. Future exchange rates of Renminbi could vary significantly from the current or historical exchange rates as a result of controls that could be imposed by the Chinese government. The exchange rates of Renminbi are affected by changes in the Chinese government policies. The exchange rates of Renminbi are also affected by economic developments and political changes domestically and internationally, and supply and demand for Renminbi. The official exchange rate for the conversion of Renminbi to US Dollars has generally been stable throughout the financial year although subsequent to the year end date in July, the Chinese government permitted the Renminbi to appreciate against the US Dollar by approximately 2%. As Renminbi is the functional currency of Xinha C&D and Boheng, the fluctuation of exchange rates of Renminbi may have positive or negative impacts on the results of operations of the Company. However, since all sales revenue and expenses of these two subsidiary companies are denominated in Renminbi, the net income effect of appreciation and devaluation of the currency against the US Dollar will be limited to the net operating results of the subsidiary companies attributable to the Company.

Financial instruments that potentially subject the Company to concentration of credit risks consist principally of cash and trade receivables, the balances of which are stated on the consolidated balance sheet. The Company places its cash in high credit quality financial institutions. Concentration of credit risks with respect to trade receivables is limited to a degree due to the Company’s large number of diverse customers in different locations in China. Ongoing credit evaluations of customers’ financial condition are performed and the Company maintains provision for potential credit losses if necessary. The Company does not require collateral or other security to support financial instruments subject to credit risks.

16.   COMMITMENTS

[a]   Capital commitments in relation to the installation of plant and equipment amount to $170,000 at June 30, 2005.

[b]   Pursuant to the Investment Agreement, Pac-Poly and Boheng jointly committed to contribute a total of $20.9 million into Xinhua C&D. At June 30, 2005, total amount contributed is approximately $4.2 million with the balance of approximately $16.7 million to be contributed on or before July 31, 2006 [note 3].

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17.   DISTRIBUTION OF PROFIT

Pursuant to Chinese company law applicable to foreign investment companies, the Company's subsidiaries, Xinhua C&D and Boheng, are required to maintain dedicated reserves, which include a general reserve and an enterprise expansion reserve. The dedicated reserves are to be appropriated from net income after taxes, determined under the relevant Chinese accounting regulations at a rate determined by the board of directors of the respective subsidiaries, and recorded as a component of shareholders' equity. The dedicated reserves are not distributable other than upon liquidation. As both Xinhua C&D and Boheng have recorded losses for the year ended June 30, 2005, no appropriation to the dedicated reserves was made.

Pursuant to the same Chinese company law, the Company's subsidiaries are required to transfer, at the discretion of its board of directors, a certain amount of its annual net income after taxes as determined under the relevant Chinese accounting regulations to a staff welfare and bonus fund. As both Xinhua C&D and Boheng have recorded losses for the year ended June 30, 2005, no transfer to the staff welfare and bonus fund was made.

18.   SUBSEQUENT EVENTS

[a]   Subsequent to the year end on August 1, 2005, the Company, through its wholly-owned subsidiary Pac-Poly, has executed an agreement of co-operation with Beijing Riyue Hongcheng Commerce Trading Center (“Beijing Riyue”) on the development of a book distribution center in Beijing, China. The agreement provides that the Company will be responsible for the construction, marketing and financing of the project, which sits on a site of approximately 100 acres. The total construction cost of the project is estimated to be around $48.3 million (RMB400 million). The terms of the agreement provide for annual lease payments to Beijing Riyui of $1.50 million for each of the first five years, $1.67 million in years 6 through 10, and $1.85 million in years 11 through 50. As of June 30, 2005, a deposit of $128,663 (RMB1,061,750) has been paid and is presented as part of prepayments. Further specific provisions on the terms of the co-operation including funding schedule etc. are still being negotiated.

[b]   Subsequent to the year end, on August 1, 2005, the Board of directors of Xinhua C&D has approved a directors’ resolution to extend the due date of the second phase of capital contribution allowing all the shareholders of Xinhua C&D to contribute their respective remaining capital on or before July 31, 2006.

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18.   SUBSEQUENT EVENTS (cont’d.)

[c]   On September 28, 2005, the Board approved agreements to issue a $4,000,000 first charge convertible debenture to be funded in three tranches. The debenture is for 5 years and will bear 2% interest cumulatively until maturity. In addition, the Company has agreed to issue warrants to the lender to acquire 1,035,000 shares of the Company. The debentures will be convertible at the lower of $3.50 per share or 100% of the average of the three lowest closing bid prices of the Common Stock during the last forty days prior to conversion. The convertible debenture is secured by a pledge of the Company’s assets including plant and equipment, accounts receivable and inventory.

[d]   Subsequent to the year end on October 7, 2005, the Company received an interest free loan amounting to $5.13 million from its principal shareholder with no fixed terms of repayment.

[e]   Subsequent to the year end in August, 2005, Xinhua C&D has relocated most of its operations to the company’s newly completed facilities.

Consolidated Financial Statements

Xinhua China Ltd.
(formerly Camden Mines Limited)
(Expressed in United States dollars)
December 31, 2005
(Unaudited)

Xinhua China Ltd.
(formerly Camden Mines Limited)

CONSOLIDATED BALANCE SHEETS
[Basis of presentation and going concern uncertainty – See Note 1]
(Expressed in U.S. dollars)
(Unaudited)

		Dec. 31, 2005	Jun. 30, 2005

Assets
Current Assets
Cash		$3,367,004	$ 1,336,269
Restricted Cash		-	362,516
Account Receivable, including related party receivables of $4,282,010 (June 30, 2005 - $5,926,629) [notes 3, 8(e) and 8(i)]		38,696,463	39,166,242
VAT receivable		4,500,038	5,964,445
Inventories [note 4]		18,333,924	17,445,410
Prepayments		387,910	126,917

Total Current Assets		65,285,339	64,401,799

Property, plant and equipment [note 5]		26,808,050	26,000,804
National distribution right		6,325,258	6,167,000
Goodwill		6,332,347	6,173,992

Total Assets		$104,750,994	$ 102,743,595
===================================================	====	=============	=============

Liabilities and Shareholder Equity
Current Liabilities
Account payable and accrued liabilities [notes 6, 8(d) and 8(f)]		$78,828,539	$ 76,231,392
Due to related parties [notes 8(a), 8(b) and, 8(c)]		20,853,033	1,819,965

Total Current Liabilities		99,681,572	78,051,357
Convertible debenture net of discount of $1,069,948 [note 7]		180,052	-
Warrants and beneficial conversion [note 7]		1,013,460	-
Loans from related parties [note 8]		-	19,514,229

Total Liabilities		100,875,084	97,565,586

Non-controlling interest		5,450,880	4,973,683

Commitments [note 13]
Shareholders’ Equity (Deficiency)
Common stock, $0.00001 par value, authorized 500,000,000, outstanding 61,779,765 [note 11]		618	618
Additional paid-in capital [note 9]		7,895,697	5,855,525
Accumulated other comprehensive Income		22,185	53
Accumulated deficit [note 14]		(9,493,470)	(5,651,870)

Total Shareholders’ Equity (Deficiency)		(1,574,970)	204,326

Total Liabilities and Shareholders’ Equity		$104,750,994	$ 102,743,595
===================================================	====	=============	=============

See accompanying notes

Xinhua China Ltd.
(formerly Camden Mines Limited)

CONSOLIDATED STATEMENT OF OPERATIONS
(Expressed in U.S. dollars)
(Unaudited)

		3 months Ended Dec. 31, 2005	6 months Ended Dec. 31, 2005	12 months Ended June 30, 2005

Revenue
Sales revenue [note 8]		$9,146,838	25,215,829	$ 15,496,537
Cost of sales [note 8]		8,102,395	22,504,822	13,584,466

Gross profit		1,044,443	2,711,007	1,912,071
Expenses
Selling, general and administrative [note 8]		2,110,829	4,402,245	4,211,480

Stock-based compensation [note 9]		918,550	1,873,763	3,534,507

Total operating expenses		3,029,379	6,276,008	7,745,987

Operating loss before interest, other income (expense) and income tax		(1,984,936)	(3,565,001)	(5,833,916)
Interest and other income		186,591	252,274	66,430
Interest expense [notes 7 and 8]		(495,743)	(785,467)	(520,875)
Income tax		-	-	-

Loss before non-controlling interest		(2,294,088)	(4,098,194)	(6,288,361)
Non-controlling interests share of loss		168,383	256,594	636,491

Net loss for the period		$(2,125,705)	(3,841,600)	$ (5,651,870)
========================================	====	=============	=============	=============
Loss per share - basic and diluted		$(0.03)	(0.06)	$ (0.10)
========================================	====	=============	=============	=============

Weighted average number of shares outstanding
- Basic and diluted		61,779,765	61,779,765	55,733,786
========================================	====	=============	=============	=============

See accompanying notes

Xinhua China Ltd.
(formerly Camden Mines Limited)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)
(Expressed in U.S. dollars)
(Unaudited)

	Common Stock		Additional Paid-in	Comprehen-sive income	Other Comp-rehensive income	Accumulated Deficit	Total Shareholders'
	# Shares	Amount	Capital	(loss)	(loss)		Equity (Deficit)
		$	$	$	$	$	$

Recapitalization as a result of reverse acquisition [note 1]	35,000,000	350	(350)
Recapitalization to effect the acquisition of Camden [note 1]	61,056,375	611	(16,982)				(16,371)
Cancellation of common stock as part of reverse acquisition [note 1)	(35,000,000)	(350)	350
Issuance of common stocks due to option exercise	100,700	1	243,373				243,374
Issuance of common stocks and warrants from a private placement	622,690	6	2,023,794				2,023,800
Stock-based compensation			3,534,507				3,534,507
Imputed interest on interest free advances from related parties			70,833				70,833
Components of comprehensive income (loss)
- Foreign currency translation				53	53		53
- Net loss for year ended June 30, 2005				(5,651,870)		(5,651,870)	(5,651,870)

				(5,651,817)

Balance, June 30, 2005	61,779,765	618	5,855,525		53	(5,651,870)	204,326
Stock-based compensation			1,873,763				1,873,763
Imputed interest on interest free advances from related parties			166,409				166,409

Components of comprehensive income (loss)
- Foreign currency translation				22,185	22,132		22,132
- Net loss for period ended December 31, 2005				(3,841,600)		(3,841,600)	(3,841,600)

Comprehensive loss				(3,819,415)

Balance, December 31, 2005	61,779,765	618	7,895,697		22,185	(9,493,470)	(1,574,970)

See accompanying notes

Xinhua China Ltd.
(formerly Camden Mines Limited)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. dollars)
(Unaudited)

	3 months Ended Dec. 31, 2005	6 months Ended Dec. 31, 2005	12 months ended Jun. 30, 2005

OPERATING ACTIVITIES
Net loss for the period	$(2,125,705)	(3,841,600)	$ (5,651,870)
Items not involving cash:
Depreciation of property and equipment	345,924	417,049	116,061
Stock-based compensation	918,550	1,873,763	3,534,507
Non-controlling interests share of loss	(168,383)	(256,594)	(636,491)
Imputed interest expenses	115,892	166,409	70,833
Amortization of deferred financing costs	180,052	180,052	-
Other assets and liabilities, net of effect of acquisitions:
Accounts receivable	14,234,295	3,078,670	(4,863,919)
Inventories	(797,789)	(439,047)	412,080
Prepayments	(253,094)	(257,328)	556,439
Accounts payable and accrued liabilities	(11,485,147)	191,858	3,876,497

Cash provided by (used in) operating activities	964,595	1,113,232	(2,585,863)

INVESTING ACTIVITIES
Cash acquired in connection with acquisition of Xinhua C&D	-	-	353,249
Acquisition of buildings and equipment	(195,873)	(504,214)	(153,153)

Cash provided by (used in) investing activities	(195,873)	(504,214)	200,096

FINANCING ACTIVITIES
Loans from shareholders	67,945	(542,461)	2,833,318
Contribution from non-controlling interests of Xinhua C&D	134,975	604,684	169,174
Repayment on advances from related parties	-	-	(1,185,114)
Proceeds from Convertible Debenture	1,013,460	1,013,460	-
Restricted cash	185,773	370,214	(362,516)
Share issued for cash	-	-	2,267,174

Cash provided by financing activities	1,402,153	1,445,897	3,722,036

Increase (decrease) in cash	2,170,875	2,054,915	1,336,269
Loss in translation of foreign currency	(54,370)	(24,180)	-
Cash, beginning of period	1,250,499	1,336,269	-

Cash, end of period	$3,367,004	3,367,004	$ 1,336,269

Supplemental disclosure of cash flow information:
Cash paid for interest	$199,789	439,006	$ 450,042
Cash paid for income taxes	$-	-	-

See accompanying notes

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

December 31, 2005                                                                                                           (Expressed in U.S. dollars)

1. BASIS OF PRESENTATION, NATURE OF BUSINESS AND GOING CONCERN UNCERTAINTY

Basis of presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with the instruction for Form 10-QSB pursuant to the rules and regulations of The United States Securities and Exchange Commission and, therefore, do not include all information and notes normally provided in audited financial statements and should be read in conjunction with the Company’s consolidated financial statements for the year ended June 30, 2005 included in the annual report previously filed on Form 10-KSB.  In the opinion of management all adjustments consisting of normal recurring accruals considered necessary for fair presentation have been included.

The results of operations for the interim period presented are not necessarily indicative of the results to be expected for the full year.

These consolidated financial statements are those of the Parent Company, Xinhua China Ltd., its 100% owned subsidiary Pac-Poly Investments Limited (“Pac-Poly”), its 95% owned subsidiary Beijing Boheng Investment and Management Co., Ltd. (“Boheng”), and its 56.13% owned subsidiary Xinhua Publications Circulation & Distribution Co., Ltd. (“Xinhua C&D”). Collectively, they are referred to herein as the “Company”. Pac-Poly and Boheng jointly own a 57.67% interest in Xinhua C&D, an entity incorporated under the laws of the People’s Republic of China (“China”) on December 31, 2004.

Nature of business

The Parent Company, through its subsidiaries Pac-Poly and Boheng, primarily operates in China. Both Pac-Poly and Boheng are investment holding companies. Xinhua C&D is authorized to distribute books, periodicals, human figure and representation art pictorials, audio video products, wholesale, retail and mail order of publicly distributed electronic publications, advertisement by domestic and foreign firms in certain categories of books, and classified advertisements in China. For the year ended June 30, 2005 and the six months ended December 31, 2005, the Parent Company and its subsidiaries had focused only on the book distribution business.

Xinhua C&D distributes both general books and colleges and universities textbooks. In the six months ended December 31, 2005, Xinhua C&D experienced an increase in sales due to seasonality.  Chinese colleges and universities start fall and spring terms in September and February each year. The educational institutions will stock up textbooks usually one or two months prior to the start of each term. The seasonality pattern of Xinhua C&D results in sales revenue in the months of July, August, September, October and November being higher than those of the remaining months in the year.

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

December 31, 2005                                                                                                           (Expressed in U.S. dollars)

1. BASIS OF PRESENTATION, NATURE OF BUSINESS AND GOING CONCERN UNCERTAINTY (cont’d)

Going concern uncertainty

The Company has incurred a net loss of $5,651,870 and $3,841,600 for the year ended June 30, 2005 and the six months ended December 31, 2005 respectively. It has a working capital deficiency of $34,396,233 and a shareholders’ deficiency of $1,574,970 as of December 31, 2005. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon the Company maintaining profitable operations, the completion of the issuance of the convertible debentures and continued financial support from the major shareholders. There are no assurances that the Company will be successful in archiving these goals.

The company has a contractual commitment to invest into Xinhua C&D by July 31, 2006. The Company not yet have funding arranged at this time.

These financial statements do not give effect to adjustments to the amounts and classifications of assets and liabilities that would be necessary should the Company be unable to continue as a going concern.

2. SIGNIFICANT ACCOUNTING POLICIES

[a] Principles of consolidation

These consolidated financial statements include the financial statements of the parent company, its 56.13% owned subsidiary, Xinhua C&D, its 100% owned subsidiary, Pac-Poly Investments Limited, and its 95% owned subsidiary, Boheng. All significant inter-company transactions have been eliminated.

[b] Comparative numbers

Consolidated statements of operations and cash flows for the corresponding period are not presented as the Company had only nominal capital and operations prior to the reverse capitalization effective February 1, 2005.

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

December 31, 2005                                                                                                           (Expressed in U.S. dollars)

2. SIGNIFICANT ACCOUNTING POLICIES (cont'd.)

[c] Accounting for Derivative Instruments and Hedging Activities

The Company has adopted the Statement of Financial Accounting Standards No. 133 (SFAS 133), Accounting for Derivative Instruments and Hedging Activities, which requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value.  If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction.  For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

[d] Loss per share

Basic and diluted loss per share is calculated based on the weighted average number of common shares outstanding during the periods.  Excluded from the weighted average number of common shares are 20,000,000 common shares held in escrow that are to be released in the event of default in connection to the convertible debenture issued (note 7).

3. ACCOUNTS RECEIVABLE

                                                                                                     Dec.31, 2005                  Jun. 30, 2005

Trade accounts receivable                                                              $44,554,601                   $43,135,137
Trade accounts receivable – related parties [note 8(e)]                      4,150,698                       5,926,629
Allowance for doubtful accounts                                                     (10,253,803)                     (9,997,319)

                                                                                                       38,451,496                     39,064,447
Other receivable, including related party receivable
of $131,312 [June 30, 2005-nil] [ note 8(i)]                                     244,967                          101,795

Total                                                                                             $38,696,463                   $39,166,242

4. INVENTORIES

                                                                                                     Dec.31, 2005                  Jun. 30, 2005

Books and publications                                                                  $20,300,392                     18,730,348
Allowance for slow-moving inventory and obsolescence                    (2,478,775)                    (2,585,725)

                                                                                                       17,821,617                     16,144,623
Goods in transit                                                                                    495,497                       1,264,689
Packaging materials                                                                                16,810                            36,098

Total                                                                                             $18,333,924                   $17,445,410

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

December 31, 2005                                                                                                           (Expressed in U.S. dollars)

5. PROPERTY, PLANT AND EQUIPMENT
                                                                                                                 Dec. 31, 2005
                                                                                                                 Accumulated                Net book
                                                                                  Cost                      Amortization                   Value
                                                                                     $                                   $                                $

Land use right                                                      5,596,067                          27,980                     5,568,087
Buildings                                                            20,508,682                        102,544                   20,406,138
Equipment and machinery                                        922,980                        215,611                        707,369
Motor vehicles                                                        166,873                          40,417                        126,456
Total                                                                  27,194,602                        386,552                   26,808,050

                                                                                                                Jun. 30, 2005
                                                                                                                 Accumulated                Net book
                                                                                  Cost                       Amortization                  Value
                                                                                     $                                  $                                 $

Land use right                                                      5,456,089                                   -                      5,456,089
Buildings                                                            20,091,753                                   -                    20,091,753
Equipment and machinery                                        420,583                         99,374                         321,209
Motor vehicles                                                        148,440                         16,687                         131,753

Total                                                                  26,116,865                       116,061                    26,000,804

The buildings comprise a warehouse and office complex. The construction of the buildings and the final inspection by the local government were completed in June, 2005. At December 31, 2005 the title of the land use right as well as the buildings remain vested with Xinhua Bookstore, the non-controlling interest shareholder owning 40% interest in Xinhua C&D. The Company is in the process of applying for the title documents of the land use right and buildings.

6. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                                                                       Dec. 31, 2005               Jun. 30, 2005

Trade accounts payable [notes 8(d) and (f)]                                   $76,442,320                   73,341,068
Other payables [note 8(c)]                                                                  1,062,111                    1,095,168
Income and business taxes payable                                                          760,054                       730,734
Accrued expenses                                                                                   517,171                       956,737
Salaries and benefits payable                                                                     46,883                       107,685

Total                                                                                                $78,828,539                $76,231,392

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

December 31, 2005                                                                                                           (Expressed in U.S. dollars)

7.  LONG TERM DEBT

On November 23, 2005, the Company entered a debt financing agreement (the “Agreement”) with an institutional investor. The investor will purchase up to $4,000,000 of secured convertible debentures that shall be convertible into shares of the Company’s common stock. Of such total principal amount, $1,250,000, net of estimated discount of $231,000, will be funded on the fifth business day after all the closing conditions have been satisfied and the Company has filed its quarterly report for the period ended September 30, 2005 (the “First Closing”); $2,000,000, net of estimated expenses of $29,000, will be funded upon the filing of the registration statement pursuant to the Investor Registration Rights Agreement dated November 23, 2005 with the SEC (the “Second Closing”); and $750,000 will be funded upon the effectiveness of the Registration Statement (the “Third Closing”). The maturity dates of the three principal amounts are five years from the respective funding dates.

Interest is payable on principal amounts outstanding at 2% per annum, compounded monthly.  The entire principal amount and all accrued interest hereof shall be either (a) paid to the investor on the maturity date or (b) converted in accordance with the terms of the secured convertible debentures.

The debenture is secured by all of the tangible and intangible assets and property of the Company.

The Company has the right to redeem, at its option, a portion or all outstanding convertible debentures at a redemption price of 135% of the face amount redeemed plus accrued interest.

In accordance with the Agreement, the Company is required to issue to the investor at the First Closing warrants to purchase 1,035,000 shares of the Company’s common stock for a period of five years at an exercise price of $.00001 per share.

The convertible debentures and warrants contained registration rights whereby certain liquidated damages are required to be paid to the debenture holder in the event that the Company fails to register the shares under a preset timeframe.  The Company placed 20,000,000 shares in escrow in favor of the debenture holder.  The escrow shares will be released to the debenture holder upon an event of default described in the financing agreement.

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

December 31, 2005                                                                                                           (Expressed in U.S. dollars)

7.  LONG TERM DEBT (cont’d.)

The debenture holder is entitled to convert, at its option, at any time until payment in full of the debentures, all or any part of the principal amount of the debenture, plus accrued interest, into shares of the Company’s common stock of par value $.00001 per share, at the lesser of: (i) $3.50; or (ii) 100% of the average of the three lowest closing bid prices per share of the common stock during the forty trading days immediately preceding the date of conversion. The aggregate maximum number of shares of common stock that this convertible debenture may be converted into shall be 10,000,000 shares of common stock. Upon the maximum conversion, the Company shall, at its option (a) increase the maximum conversion or (b) redeem the unconverted amount of all of the convertible debentures in whole at 135% of the unconverted amount of such convertible debentures being redeemed plus accrued interest thereon. In the event of default, the debenture holder is entitled, at its option, to convert, and sell on the same day, at any time from time to time, until payment in full of the debenture, all or any part of the principal amount of the debenture, plus accrued interest, into common shares at a price per share equal to 20% of the fixed price of $3.50.

The first closing of $1,250,000 was completed on December 13, 2005, with net proceeds of $1,013,460.  The discount to the debt is amortized using the interest rate method over the term of the debt.

The net proceeds have been allocated to the debenture and warrants on based on the relative fair value of each security at the time of issuance.  Accordingly, $836,846 was allocated to the detached warrants.  The fair value of warrants was estimated using the Black-Scholes option-pricing model with the assumptions used as follows: risk free interest rate of 4.44%, dividend yield of 0%, stock price volatility of 80% and an expected life of the warrants 0.8 years.  The discount on the debenture as a result of the warrants is subject to accretion over the five-year term to maturity of the debenture and recorded as interest expense.  The warrants was presented as a liability in the financial statements in accordance with EITF No. 00-19 “ Accounting for derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”.

The convertible debenture contains an embedded beneficial conversion feature amounting to $176,614 calculated in accordance with EITF No. 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments”.  The $176,614 was expensed immediately since the debenture is convertible immediately.

The conversion feature was accounted for as a derivative liability, with changes in fair value recorded in earnings each period, by applying EITF No. 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, as there is no explicit limit on the number of shares that are to delivered upon exercise of the conversion feature.

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

December 31, 2005                                                                                                           (Expressed in U.S. dollars)

8. RELATED PARTY TRANSACTIONS

Related party transactions not disclosed elsewhere in the consolidated financial statements are as follows:

[a]     As of December 31, 2005, the Company had interest free loans totaling $4,532,645 [June 30, 2005 - $2,833,319]

	Dec. 31, 2005	June 30, 2005
	$	$

Loan from two shareholders including amounts in RMB 4,781,400 (June 30, 2005: RMB 20,890,900) payable on July 31,2006	2,592,602	2,524,319
Loan from two shareholders payable on demand	1,624,161	309,000
Loan from a corporation controlled by a director, who is also the president of the Company, in the amount of RMB 1,500,000 (June 30, 2005: Nil) payable on November 27, 2006.	185,908	-
Loan from a corporation controlled by a shareholder of the Company in the amount of RMB 1,048,699 (June 30, 2005: Nil) payable on May 6, 2006	129,974	-

Total	4,532,645	2,833,319

These loans are non-interest bearing, a total interest expense of $166,409 [June 30, 2005 – 70,833] is imputed at 6% per annum, being the current borrowing rate available to the Company and credited to additional paid-in capital.

[b]     As of December 31, 2005, the Company had the following outstanding loan from Xinhua Bookstore, the non-controlling interest shareholder owning a 40% interest in Xinhua C&D, as set out below. The loans are unsecured and repayable on July 31, 2006. Interest is payable quarterly based on the cost of funding of the loans to Xinhua Bookstore. Total interest paid for the six months was $512,737 (RMB4,154,911) [June 30, 2005 - $446,061 (RMB3,691,3820).
                                                                                                                                               $

Shareholder loans: consist of six loans totaling RMB132,900,000
    [June 30, 2005 – RMB140,600,000 ($16,989,910)], bearing
    interest at 5.48% to 5.74% per annum, interest is payable quarterly.                              16,471,463

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

December 31, 2005                                                                                                           (Expressed in U.S. dollars)

8. RELATED PARTY TRANSACTIONS (cont’d.)

Xinhua Bookstore has an option to require the Company to provide the buildings owned by Xinhua C&D as security to the loans. As of December 31, 2005, Xinhua Bookstore has not executed this option.  Pursuant to a letter of confirmation dated October 7, 2005, Xinhua Bookstore has agreed to reduce the loan extended to Xinhua C&D should any receivables acquired by Xinhua C&D become uncollectible.

[c]     During the six months ended December 31, 2005, Xinhua C&D rented facilities, including office and warehouse, from Xinhua Bookstore.  The total rental expense was $221,964 (RMB1,798,660) [June 30, 2005 - $169,745 (RMB1,404,727)]. Xinhua Bookstore charged utilities (water and electricity) for the rented facilities with a total amount of $113,189 (RMB917,213) [June 30, 2005 - $58,862 (RMB487,117)] and property management fee of $38,626 (RMB 313,000) [June 30, 2005-$0]. As at December 31, 2005, Xinhua Bookstore owes Xinhua C&D $151,075 (RMB 1,281,952) [June 30,2005 - balance owed to Xinhua Bookstore was $302,579 (RMB 2,503,994)].

[d]     During the six months ended December 31, 2005, Xinhua C&D made purchases in the normal course of business totaling $50,041 [June 30, 2005 - $217,351] from vendors in which Xinhua Bookstore is a major shareholder as follows:

	Six months ended		Year ended
	Dec.31, 2005		Jun. 30, 2005
	RMB	$	RMB	$

Shanghai Donghua Books Distribution and Agency Co., Ltd.	243,331	30,028	2,700	326
Jinhua Books Distribution Co., Ltd.	162,173	20,013	1,330,285	160,750
Nanhai Xinhua (Beijing) Culture Development Co., Ltd.	-	-	465,702	56,275

	405,504	50,041	1,798,687	217,351

As of December 31, 2005, the balances owed to following companies totaling $620,434 (RMB 5,005,971) [June 30, 2005 - $234,836 (RMB1,943,186)].

	Six months ended		Year ended
	Dec.31, 2005		Jun. 30, 2005
	RMB	$	RMB	$

Shanghai Donghua Books Distribution and Agency Co., Ltd.	165,202	20,475	(4,335)	(524)
Jinhua Books Distribution Co., Ltd.	4,134,172	512,384	1,563,101	188,883
Nanhai Xinhua (Beijing) Culture Development Co., Ltd.	706,597	87,575	384,420	46,477

	5,005,971	620,434	1,943,186	234,836

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

December 31, 2005                                                                                                           (Expressed in U.S. dollars)

8. RELATED PARTY TRANSACTIONS (cont’d.)

[e]     During the six months ended December 31, 2005, Xinhua C&D made sales in the normal course of business totaling $2,447,291 (RMB19,831,421) [June 30, 2005 - $1,606,713 (RMB13,296,346)] to companies in which Xinhua Bookstore is a major shareholder as follows:

	Six months ended		Year ended
	Dec. 31, 2005		Jun. 30, 2005
	RMB	$	RMB	$

Xinhua Audio Video Lease and Distribution Co., Ltd.	2,027,462	250,198	765,441	92,495
Beijing Xinhua Qiusuo Books Chain Store Co., Ltd.	1,879,311	231,916	5,320,781	642,956
Jinhua Books Distribution Co., Ltd.	12,377	1,527	510	62
Chengdu Distribution Branch	5,064,173	624,943	1,338,892	161,790
Liaoning Distribution Branch	10,848,098	1,338,707	5,870,722	709,410

	19,831,421	2,447,291	13,296,346	1,606,713

As of December 31, 2005, Xinhua C&D is owed a total of $4,150,698 (RMB33,489,895) [June 30, 2005 - $5,926,629 (RMB49,045,822)], representing approximately 12% [June 30, 2005 – 12%] of trade amounts receivable outstanding, from companies in which Xinhua Bookstore is a major shareholder as follows:

	Dec. 31, 2005		Jun. 30, 2005
	RMB	$	RMB	$

Xinhua Audio Video Lease and Distribution Co., Ltd.	1,532,100	189,887	1,530,536	184,948
Beijing Xinhua Qiusuo Books Chain Store Co., Ltd.	8,204,742	1,016,886	15,458,023	1,867,926
Jinhua Books Distribution Co., Ltd.	13,303	1,649	7,956,730	961,480
Chengdu Distribution Branch	5,234,218	648,723	5,863,017	708,479
Liaoning Distribution Branch	18,505,532	2,293,553	18,237,516	2,203,796

	33,489,895	4,150,698	49,045,822	5,926,629

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

December 31, 2005                                                                                                           (Expressed in U.S. dollars)

8.  RELATED PARTY TRANSACTIONS (cont’d.)

[f]     For the six months ended December 31, 2005, Xinhua C&D made purchases in the normal course of business amounting to $1,524,797 (RMB12,356,062) [June 30, 2005 - $730,329 (RMB6,043,838)] and as at December 31, 2005, owes a total of $6,134,140 (RMB49,493,306) [June 30, 2005 – 5,328,665 (RMB44,097,367)] to seven minority shareholders in Xinhua C&D who collectively held a 2% interest in the company, as follows:

	6 months ended		Year ended
	Dec.31, 2005		Jun. 30, 2005
	RMB	$	RMB	$

People’s Publishing House	5,509,301	682,816	4,324,420	522,557
Sanlian Bookstore	1,532,640	189,953	1,224,129	147,922
China Map Publishing House	12,829,518	1,590,075	10,794,073	1,304,341
Commercial Press	21,821,679	2,704,552	21,112,573	2,551,214
People’s Literature Publishing House	6,183,380	766,361	4,275,443	516,639
The Great Encyclopedia of China Publishing House	1,069,973	132,611	1,232,304	148,910
Jieli Publishing House	546,815	67,772	1,134,425	137,082

	49,493,306	6,134,140	44,097,367	5,328,665

Total amount due to the publishers/minority shareholder of Xinhua C&D represents 8.1% [June 30, 2005 – 7.2%] of total trade accounts payable amount.

[g]     During the six months ended December 31, 2005, Xinhua C&D has generated sales of $7,632,246 (RMB61,847,237) [June 30, 2005 - $10,818,090 (RMB89,525,105)] from sales to various retail bookstores that are owned by the respective state owned entities where they are located. At December 31, 2005, the total amount owed by these retail bookstores represents approximately 55% [June 30, 2005 – 56%] of trade accounts receivable outstanding.

[h]     During the six months ended December 31, 2005, the Company incurred $60,000 [June 30, 2005 - $102,428] consulting fees to director of the Company. This amount was included in selling, general and administrative expenses in the accompanying consolidated statement of operations.

[i]     Included in other receivable at December 31, 2005, $131,312 (RMB1,059,491) is owed from Beijing Veyu Information & Technology Development Ltd., a related company by the way of a common director.

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

December 31, 2005                                                                                                           (Expressed in U.S. dollars)

9.  STOCK OPTION PLAN

The board of directors approved a Stock Option Plan (the “Plan”) effective on September 4, 2004 pursuant to which directors, officers, employees and consultants of the Company are eligible to receive grants of options for the Company’s common stock. The plan has a life of ten (10) years and expires on September 4, 2014. A maximum of 20,000,000 common shares have been reserved under the plan. Each stock option entitles its holder to purchase one common share of the Company. Options may be granted for a term not exceeding ten years from the date of grant. The plan is administered by the board of directors.

The Company granted options which vest over a period of over 27 months and charged $1,873,763 and $3,534,507 stock-based compensation relating to selling, general and administrative expenses to operations for the six months ended December 31, 2005 and the year ended June 30, 2005 respectively by applying the fair value method in accordance with SFAS No. 123.  During the six months ended December 31, 2005, no options were granted or exercised.  The fair value of the stock options granted for the year ended June 30, 2005 was estimated at $1.54 per share, using the Black-Scholes Option Pricing Model with the following weighted average assumptions: risk-free interest rate of 3.26%, dividend yield of 0%, volatility of 80% and expected lives of 3.77 years.

The following is a summary of the stock option information:

                                                                                                                                              Weighted Average
                                                                                                                Shares                     Exercise Price
                                                                                                                     #                                      $

Granted in September 2004                                                                  4,100,000                            $2.40
Granted in October 2004                                                                         180,000                            $2.91
Forfeited                                                                                                  (95,000)                           $2.50
Granted in February 2005                                                                          20,000                            $4.70
Exercised in March 2005                                                                           (7,700)                           $2.62
Exercised in May 2005                                                                            (93,000)                           $2.40
Options outstanding at June 30, 2005                                                   4,104,300                            $2.43

Expired                                                                                                  (127,300)                           $2.40
Options outstanding at December 31, 2005                                          3,977,000                             $2.41

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

December 31, 2005                                                                                                           (Expressed in U.S. dollars)

9. STOCK OPTION PLAN (cont’d.)

Options outstanding	Options exercisable

                                                          Weighted average       Weighted                                      Weighted
    Range of                Number               remaining         average exercise      Number       average exercise
exercise prices       outstanding          contractual life              price             exercisable              price
           $                            #                           #                               $                         #                          $
  2.01 - 3.00               3,957,000                 3.67                         2.40                3,223,500                2.41
  4.01 - 5.00                    20,000                 0.67                         4.70                     11,000                4.70
                                  3,977,000                 3.65                         2.43                3,234,500                2.41

As of December 31, 2005, there was approximately $1 million [June 30, 2005 - $3 million] of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted average period of 4 months [June 30, 2005 – 10 months].

10. SEGMENTED INFORMATION

The Company operates exclusively in the publication distribution sector. The Company’s business is considered as operating in one segment based upon the Company’s organizational structure, the way in which the operation is managed and evaluated, the availability of separate financial results and materiality considerations. All the revenues are generated in China. The Company’s assets by geographical location are as follows:

                                                                                                           Dec. 31, 2005            Jun. 30, 2005
                                                                                                                    $                                  $
Assets
North America                                                                                       1,301,222                         80,561
China                                                                                                 103,449,772                102,663,034
Total                                                                                                  104,750,994                102,743,595

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

December 31, 2005                                                                                                           (Expressed in U.S. dollars)

11. COMMON STOCK AND WARRANTS

[a]     During the year ended June 30, 2005, the Company completed a private placement with certain individuals for 622,690 units at $3.25 per unit for total cash proceeds of $2,023,800. Each unit consists of one share of common stock and one-half of one non-transferable share purchase warrant. The warrants will expire on the earlier of:

(i)     two years from the date of issuance; and

(ii)     fifteen business days from date that the Company provides notice in writing to the subscriber that the Company’s common shares have been trading or traded at a price of $7 or more for a period of ten days.

The warrants shall have an exercise price of $4.50 per warrant for the first twelve months, and if still available after twelve months, the warrants shall have an exercise price of $4.60 per warrant starting on the first day of the second twelve month period and increasing by $0.10 on the first day of each subsequent month thereafter until expiration of the warrants. As at December 31, 2005, all of the warrants totaling 311,345 associated to the private placement remained outstanding.

[b]     Share Purchase Warrants

On December 13, 2005, The Company issued to the holder of the convertible debenture 1,035,000 warrants. One share purchase warrants is exercisable for one common share at $0.00001 per share, until expiration on November 22, 2010. As at December 31, 2005, 1,035,000 warrants remained outstanding (also see note 7).

12. FINANCIAL INSTRUMENTS

The fair values of financial instruments are estimated at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

The carrying value of cash and restricted cash, accounts receivable, accounts payable and accrued liabilities, amounts due to related parties and loans payable approximate their fair value. Interest expense is subject to the risk arising from interest rate changes.  Interest rates have been stable in China and that the loans obtained by the Company are all current.

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

December 31, 2005                                                                                                           (Expressed in U.S. dollars)

12. FINANCIAL INSTRUMENTS (cont’d)

The Chinese Renminbi is not a freely convertible currency. Future exchange rates of Renminbi could vary significantly from the current or historical exchange rates as a result of controls that could be imposed by the Chinese government. The exchange rates of Renminbi are affected by changes in the Chinese government policies. The exchange rates of Renminbi are also affected by economic developments and political changes domestically and internationally, and supply and demand for Renminbi.

The official exchange rate for the conversion of Renminbi to US Dollars has generally been stable throughout the previous year and the current period until in July, the Chinese government permitted the Renminbi to appreciate against the US Dollar by approximately 2%. As Renminbi is the functional currency of Xinha C&D and Boheng, the fluctuation of exchange rates of Renminbi may have positive or negative impacts on the results of operations of the Company. However, since all sales revenue and expenses of these two subsidiary companies are denominated in Renminbi, the net income effect of appreciation and devaluation of the currency against the US Dollar will be limited to the net operating results of the subsidiary companies attributable to the Company.

Financial instruments that potentially subject the Company to concentration of credit risks consist principally of cash and trade receivables, the balances of which are stated on the consolidated balance sheet. The Company places its cash in high credit quality financial institutions. Concentration of credit risks with respect to trade receivables is limited to a degree due to the Company’s large number of diverse customers in different locations in China. Ongoing credit evaluations of customers’ financial condition are performed and the Company maintains provision for potential credit losses if necessary. The Company does not require collateral or other security to support financial instruments subject to credit risks.

The Company is exposed to the risk arising from changing interest rates.

13. COMMITMENTS

[a]     At December 31, 2005, capital commitments in relation to the installation of plant and equipment amount to $170,000 [June 30, 2005 - $170,000].

[b]     Pursuant to the Investment Agreement, Pac-Poly and Boheng jointly committed to contribute a total of $20.9 million into Xinhua C&D. At December 31, 2005, total amount contributed is approximately $4.2 million [June 30, 2005 - $4.2 million] with the balance of approximately $16.7 million [June 30, 2005 - $16.7 million] to be contributed on or before July 31, 2006.

[c]     The debt financing agreement (note 7) is collateralized by all tangible and intangible assets of the Company.

Xinhua China Ltd.
(formerly Camden Mines Limited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

December 31, 2005                                                                                                           (Expressed in U.S. dollars)

14. DISTRIBUTION OF PROFITS

Pursuant to Chinese company law applicable to foreign investment companies, the Company’s subsidiaries, Xinhua C&D and Boheng, are required to maintain dedicated reserves, which include a general reserve and an enterprise expansion reserve. The dedicated reserves are to be appropriated from net income after taxes, determined under the relevant Chinese accounting regulations at a rate determined by the board of directors of the respective subsidiaries, and recorded as a component of shareholders’ equity. The dedicated reserves are not distributable other than upon liquidation. As both Xinhua C&D and Boheng have recorded losses for the 6 months ended December 31, 2005, no appropriation to the dedicated reserves was made.

Pursuant to the same Chinese company law, the Company’s subsidiaries are required to transfer at the discretion of its board of directors, a certain amount of its annual net income after taxes as determined under the relevant Chinese accounting regulations to a staff welfare and bonus fund. As both Xinhua C&D and Boheng have recorded losses for the 6 months ended December 31, 2005, no transfer to the staff welfare and bonus fund was made.

15. SUBSEQUENT EVENT

Subsequent to December 31, 2005, the Company was informed that the institutional investor of the debt financing agreement (note 7) was considering refinement to the terms of the second and third closings of the agreement. This refinement has no impact on the $1,250,000 convertible debenture already issued at the first closing on December 13, 2005.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

          During the two fiscal years ended June 30, 2004 and any subsequent interim period, there were no disagreements with Manning Elliott, Chartered Accountants, which were not resolved on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Manning Elliott would have caused Manning Elliott to make reference to the subject matter of the disagreements in connection with its reports.  Manning Elliott as our principal independent accountant, did not provide an adverse opinion or disclaimer of opinion to our financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles.  The audit opinions were modified to contain a going concern qualification during our two most recent fiscal years.

          On September 4, 2004, our board of directors approved and authorized the engagement of Moore Stephens Ellis Foster Ltd., Chartered Accountants, of 1650 West 1st Ave., Vancouver, B.C., Canada, V6J 1G1, as our principal independent accountant.  In addition, effective October 12, 2004 by action of a majority of our shareholders, the shareholders approved and ratified the selection of Moore Stephens Ellis Foster Ltd. as our independent public accountants for the fiscal year ending June 30, 2005.

          Our principal independent accountant from September 4, 2004 to May 3, 2005, was Moore Stephens Ellis Foster Ltd., Chartered Accountants.  On May 3, 2005, Moore Stephens Ellis Foster, Chartered Accountants, entered into a transaction with Ernst & Young LLP (Canada) under which certain assets of Moore Stephens Ellis Foster were sold to Ernst & Young and the professional staff and partners of Moore Stephens Ellis Foster joined Ernst & Young either as employees or partners of Ernst & Young and carried on their practice as members of Ernst & Young.  Subsequent to the transaction, Moore Stephens Ellis Foster was dismissed as the auditor and Ernst & Young was appointed as our independent auditor.  Ernst & Young will be in position to be recognized as the Company’s auditor on a going-forward basis.  Our auditors did not provide an adverse opinion or disclaimer of opinion to our financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles.  The audit opinions contain a going concern qualification during our two most recent fiscal years.

WHERE YOU CAN FIND MORE INFORMATION

          We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission (“SEC”) filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

          You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

          We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of ours, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC’s public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov.

          No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Xinhua China Ltd. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24 INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

          We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

1

          Our Articles of Incorporation provide that we shall indemnify our officers, directors, employees and agents to the full extent permitted by the laws of the State of Nevada.

          Our Bylaws provide that we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 25 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholders. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$7,113.01
Printing and engraving expenses	$5,000.00(1)
Accounting fees and expenses	$10,000.00(1)
Legal fees and expenses	$25,000.00(1)
Transfer agent and registrar fees	$5,000.00(1)
Fees and expenses for qualification under state securities laws	$0.00
Miscellaneous	$1,000.00(1)
Total	$53,113.01

(1) We have estimated these amounts

Item 26 RECENT SALES OF UNREGISTERED SECURITIES

          On December 13, 2005, we closed an initial $1,250,000 portion of a $4,000,000 financing pursuant to a Securities Purchase Agreement, dated November 23, 2005, between us and Highgate House Funds, Ltd., an accredited institutional investor and a selling stockholder hereunder.  We have issued a $1,250,000 principal amount secured convertible debenture, convertible into shares of our common stock, par value $0.00001, and a warrant to purchase 1,035,000 additional shares of our common stock at an exercise price of $0.00001 per share, exercisable until November 22, 2010.  The warrants also have a cashless warrant exchange provision where the

2

holder, at its option, may elect a warrant exchange whereby the holder shall be deemed to have paid for the warrant shares an amount equal to the fair market value of each warrant delivered, and the warrants shall be deemed exercised for the amount so paid.  We issued the securities to the accredited institutional investor pursuant to that exemption from registration as set out in Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.  No advertising or general solicitation was employed in offering the securities.

          On March 23, 2006, the terms of the private placement were modified, and we agreed to sell the remaining $2,750,000 worth of secured convertible debentures to Cornell Capital Partners, LP, a selling stockholder listed herein and an affiliate of Highgate House Funds, Ltd.  An additional $2,000,000 principal amount secured convertible debenture was issued to Cornell Capital Partners, LP on March 23, 2006.  A final $750,000 principal amount secured convertible debenture will be issued to Cornell Capital Partners, LP upon the SEC declaring this registration statement effective.  We issued the securities to the accredited institutional investor pursuant to that exemption from registration as set out in Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.  No advertising or general solicitation was employed in offering the securities.

          On December 2, 2005 we issued 20,000,000 shares of our common stock.  These shares were held in escrow for Highgate House Funds, Ltd., a selling stockholder hereunder, and were to be distributed by the escrow agent to the selling stockholder upon the conversion of the secured convertible debentures if there is an event of default under the secured convertible debentures.  On March 23, 2006, we terminated the Escrow Shares Escrow Agreement and the Escrow Agreement entered into on November 23, 2005, and in connection therewith, Gottbetter and Partners, LLP and Highgate House Funds, Ltd. returned the 20,000,000 escrowed shares to us for cancellation.  We issued the securities to the accredited institutional investor pursuant to that exemption from registration as set out in Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.  No advertising or general solicitation was employed in offering the securities.

          On June 22, 2005, we issued 622,690 Units of our capital stock with respect to a recently completed private placement for total proceeds $2,023,742.50.  Each Unit consists of one share of our common stock and one-half of one share purchase warrant, with each whole warrant entitling the holder thereof to acquire one additional share of common stock on or before 4:30 p.m. on the earlier of: (i) June 22, 2007; and (ii) fifteen (15) business days from date that we provide notice in writing to the holder that our common shares have been trading or traded at a price of $7.00 or more for a period of ten (10) days.  Each whole warrant has an exercise price of $4.50 per share for the first twelve (12) months, and if still available after twelve (12) months, an exercise price of $4.60 per share starting on the first day of the second twelve (12) month period and increasing by $0.10 on the first day of each subsequent month thereafter.  We believe that such issuance is exempt from registration under Regulation D and Section 4(2) under the Securities Act of 1933, as amended, as well as Regulation S promulgated thereunder.

          Five individuals, including Peter Shandro, our director, and Henry Jung, our Secretary and Treasurer, exercised in aggregate 100,700 stock options in April and May 2005 at prices between $2.40 to $2.62 per share for total proceeds of $243,374. Such proceeds will be used for working capital.  We believe that such issuance is exempt from registration under Regulation S.

          On January 21 2005, Pac-Poly Investments Limited, a company organized under the laws of the British Virgin Islands, the shareholders of Pac-Poly and us executed a share purchase agreement whereby the shareholders of Pac-Poly transferred all of the issued and outstanding  shares in the capital of Pac-Poly to us in exchange for us issuing to the shareholders of Pac-Poly on a pro rata basis an aggregate of 16,387,000 shares of our common stock. We believe that such issuance is exempt from registration under Regulation S.

          On January 21 2005, Beijing Boheng Investments Ltd., a company organized under the laws of the People's Republic of China, the shareholders of Boheng, and us executed a share purchase agreement whereby the shareholders of Boheng transferred 95% of the issued and outstanding shares in the capital of Boheng to us in exchange for us issuing to the shareholders of Boheng on a pro rata basis an aggregate of 18,613,000 shares of our common stock. We believe that such issuance is exempt from registration under Regulation S.

3

          Pursuant to a stock purchase agreement, dated July 16, 2004, between Mr. Hugh Grenfal, Mr. Sergei Stetsenko and Mr. Xianping Wang, our current President and CEO, Mr. Wang acquired in aggregate 45,000,000 shares of our common stock from Mr. Grenfal and Mr. Stetsenko for consideration of $50,000.00 constituting approximately 73.70% of our outstanding capital stock.  This stock purchase agreement closed on August 5, 2004.  However, in conjunction with the acquisition of Pac-Poly and Boheng, Mr. Wang agreed to surrender for cancellation and return to our treasury 35,000,000 shares of our common stock from the 45,000,000 shares of common stock he acquired on August 5, 2004. We believe that such issuance is exempt from registration under Regulation S.

Item 27 EXHIBITS

          The following Exhibits are filed with this Prospectus:

Exhibit Number	Description
3.1	Articles of Incorporation (incorporated by reference from our Form SB-2 Registration Statement, SEC file #333-35332, filed on April 21, 2000).
3.2	Certificate of Amendment filed on October 5, 2004 (incorporated by reference from our Quarterly Report on Form 10-QSB filed on November 22, 2004).
3.3	Bylaws (incorporated by reference from our Form SB-2 Registration Statement, SEC file #333-35332, filed on April 21, 2000).
4.1	Stock Option Plan dated September 4, 2004 (incorporated by reference from our Annual Report on Form 10-KSB filed on October 4, 2004).
5.1	Opinion of Stepp Law Group, a professional corporation, regarding the legality of the securities being registered.
10.1

Stock Purchase Agreement between Mr. Xianping Wang, Mr. Sergei Stetsenko and Mr. Hugh Grenfal, dated for reference July 16, 2004 (incorporated by reference from our Current Report on Form 8-K filed on August 12, 2004).

10.2

Share Purchase Agreement between Xinhua China Ltd., Pac-Poly Investments Limited and the shareholders of Pac-Poly Investments Limited, dated January 21, 2005 (incorporated by reference from our Annual Report on Form 10-KSB filed on November 10, 2005).

10.3

Share Purchase Agreement between Xinhua China Ltd., Beijing Boheng Ltd. and the shareholders of Beijing Boheng Investments Ltd., dated January 21, 2005 (incorporated by reference from our Annual Report on Form 10-KSB filed on November 10, 2005).

10.4	Amended and Restated Securities Purchase Agreement, dated March 23, 2006, between the Company, Cornell Capital Partners, LP and Highgate House Funds, Ltd.
10.5

Amended and Restated Investor Registration Rights Agreement, dated March 23, 2006, between the Company, Cornell Capital Partners, LP and Highgate House Funds, Ltd. (incorporated by reference from our Current Report on Form 8-K filed on December 16, 2005).

10.6	Letter Agreement, dated March 23, 2006, between the Company, Highgate House Funds, Ltd. and Cornell Capital Partners, LP.
10.7	Amended and Restated Security Agreement, dated March 23, 2006, between the Company, Cornell Capital Partners, LP and Highgate House Funds, Ltd.
10.8	Secured Convertible Debenture, dated March 23, 2006.
10.9	Amended and Restated Irrevocable Transfer Agent Instructions, dated March 23, 2006, between the Company, David Gonzalez and Pacific Stock Transfer Company.
10.10	Warrant Certificate, dated November 23, 2005 (incorporated by reference from our Current Report on Form 8-K filed on December 16, 2005).
10.11	Secured Convertible Debenture, dated November 23, 2005 (incorporated by reference from our Current Report on Form 8-K filed on December 16, 2005).
14.1	Code of Ethics (incorporated by reference from our Annual Report on Form 10-KSB filed on November 10, 2005).

4

16.1	Letter regarding change of certifying accountant (incorporated by reference from our Current Report on Form 8-K filed on November 18, 2004).
21

Subsidiaries:  We have a 100% owned subsidiary, Pac-Poly Investments Limited, a 95% owned subsidiary Beijing Boheng Investment and Management Co., Ltd., and a 56.13% owned subsidiary Xinhua Publications Circulation & Distribution Co., Ltd.  Pac-Poly and Boheng jointly own a 57.67% interest in Xinhua Publications Circulation & Distribution Co., Ltd.

23.1	Consent of Ernst & Young LLP.

Item 28 UNDERTAKINGS

          The undersigned company hereby undertakes that it will:

(1)       file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a)          any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)           reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)           any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2)      for the purpose of determining any liability under the Securities Act of 1933, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)       remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Xinhua China pursuant to the foregoing provisions, or otherwise, Xinhua China has been advised that in the opinion of the Securities and Exchange Commission that type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by Xinhua China of expenses incurred or paid by a director, officer or controlling person of Xinhua China in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, Xinhua China will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of the issue.

5

          For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

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SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Beijing, China, on March 28, 2006.

XINHUA CHINA LTD.

/s/ Xianping Wang
By: Xianping Wang, President and Director
(Principal Executive Officer)
Dated: March 28, 2006

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Xianping Wang as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures

By /s/ Xianping Wang
Xianping Wang
President and Director (Principal Executive Officer)
Dated: March 28, 2006

By: /s/ Clement Wu
Clement Wu,
Chief Financial Officer and Director
(Principal Financial Officer
and Principal Accounting Officer)
Dated: March 28, 2006

By: /s/ Peter Shandro
Peter Shandro
Director
Dated: March 28, 2006

By: /s/ Edward Wong
Edward Wong
Director
Dated: March 28, 2006

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EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation (incorporated by reference from our Form SB-2 Registration Statement, SEC file #333-35332, filed on April 21, 2000).
3.2	Certificate of Amendment filed on October 5, 2004 (incorporated by reference from our Quarterly Report on Form 10-QSB filed on November 22, 2004).
3.3	Bylaws (incorporated by reference from our Form SB-2 Registration Statement, SEC file #333-35332, filed on April 21, 2000).
4.1	Stock Option Plan dated September 4, 2004 (incorporated by reference from our Annual Report on Form 10-KSB filed on October 4, 2004).
5.1	Opinion of Stepp Law Group, a professional corporation, regarding the legality of the securities being registered.
10.1

Stock Purchase Agreement between Mr. Xianping Wang, Mr. Sergei Stetsenko and Mr. Hugh Grenfal, dated for reference July 16, 2004 (incorporated by reference from our Current Report on Form 8-K filed on August 12, 2004).

10.2

Share Purchase Agreement between Xinhua China Ltd., Pac-Poly Investments Limited and the shareholders of Pac-Poly Investments Limited, dated January 21, 2005 (incorporated by reference from our Annual Report on Form 10-KSB filed on November 10, 2005).

10.3

Share Purchase Agreement between Xinhua China Ltd., Beijing Boheng Ltd. and the shareholders of Beijing Boheng Investments Ltd., dated January 21, 2005 (incorporated by reference from our Annual Report on Form 10-KSB filed on November 10, 2005).

10.4	Amended and Restated Securities Purchase Agreement, dated March 23, 2006, between the Company, Cornell Capital Partners, LP and Highgate House Funds, Ltd.
10.5

Amended and Restated Investor Registration Rights Agreement, dated March 23, 2006, between the Company, Cornell Capital Partners, LP and Highgate House Funds, Ltd. (incorporated by reference from our Current Report on Form 8-K filed on December 16, 2005).

10.6	Letter Agreement, dated March 23, 2006, between the Company, Highgate House Funds, Ltd. and Cornell Capital Partners, LP.
10.7	Amended and Restated Security Agreement, dated March 23, 2006, between the Company, Cornell Capital Partners, LP and Highgate House Funds, Ltd.
10.8	Secured Convertible Debenture, dated March 23, 2006.
10.9	Amended and Restated Irrevocable Transfer Agent Instructions, dated March 23, 2006, between the Company, David Gonzalez and Pacific Stock Transfer Company.
10.10	Warrant Certificate, dated November 23, 2005 (incorporated by reference from our Current Report on Form 8-K filed on December 16, 2005).
10.11	Secured Convertible Debenture, dated November 23, 2005 (incorporated by reference from our Current Report on Form 8-K filed on December 16, 2005).
14.1	Code of Ethics (incorporated by reference from our Annual Report on Form 10-KSB filed on November 10, 2005).
16.1	Letter regarding change of certifying accountant (incorporated by reference from our Current Report on Form 8-K filed on November 18, 2004).
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Subsidiaries:  We have a 100% owned subsidiary, Pac-Poly Investments Limited, a 95% owned subsidiary Beijing Boheng Investment and Management Co., Ltd., and a 56.13% owned subsidiary Xinhua Publications Circulation & Distribution Co., Ltd.  Pac-Poly and Boheng jointly own a 57.67% interest in Xinhua Publications Circulation & Distribution Co., Ltd.

23.1	Consent of Ernst & Young LLP.

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